TRANSACTION AGREEMENT


                                      dated


                               September 21, 1997


                                     between


                            GENERAL ELECTRIC COMPANY

                                       and

                       STEWART & STEVENSON SERVICES, INC.







                                TABLE OF CONTENTS
                                 ---------------
                                      PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions...................................................2

                                    ARTICLE 2
                            TRANSACTIONS AND CLOSING

SECTION 2.01.  Contemplated Transactions.....................................2
SECTION 2.02.  Purchase and Sale.............................................3
SECTION 2.03.  Closing.......................................................3
SECTION 2.04.  Closing Net Assets Statement..................................4
SECTION 2.05.  Adjustment of Purchase Price..................................5

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

SECTION 3.01.  Representations and Warranties of Seller......................6

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01.  Representations and Warranties of Buyer.......................7

                                    ARTICLE 5
                               COVENANTS OF SELLER

SECTION 5.01.  Conduct of the Business.......................................7
SECTION 5.02.  Access to Information; Confidentiality........................8
SECTION 5.03.  Non-Compete...................................................9
SECTION 5.04.  Notices of Certain Events....................................11
SECTION 5.05.  Customer Introductions.......................................12
SECTION 5.06.  Change of Lockbox Accounts...................................12
SECTION 5.07.  Maintenance and Enforcement of Insurance Policies............12
SECTION 5.08.  Transfer of Certain Materials to the Partnership.............13
SECTION 5.09.  Collection of Receivables....................................13
SECTION 5.10.  Certain Contracts............................................13
SECTION 5.11.  Operation of the Partnership.................................13
SECTION 5.12.  Sales Agent Agreements.......................................14
SECTION 5.13.  PEMEX........................................................14

                                   ARTICLE 6
                               COVENANTS OF BUYER

SECTION 6.01.  Access to Information........................................14
SECTION 6.02.  Confidentiality..............................................14
SECTION 6.03.  Accounts Receivable..........................................15

                                    ARTICLE 7
                            COVENANTS OF THE PARTIES

SECTION 7.01.  Further Assurances...........................................15
SECTION 7.02.  Public Announcements.........................................16
SECTION 7.03.  Trademarks; Trade Names......................................16
SECTION 7.04.  WARN Act.....................................................17
SECTION 7.05.  Contribution and Assumption..................................17
SECTION 7.06.  Provision of Services........................................17
SECTION 7.07.  Backlog Matters..............................................18
SECTION 7.08.  Stock Purchases..............................................19
SECTION 7.09.  Certain Additional Agreements................................20
SECTION 7.10.  Audit........................................................20
SECTION 7.11.  Right to Purchase............................................20
SECTION 7.12.  Carson.......................................................20
SECTION 7.13.  Certain Engines..............................................20
SECTION 7.14.  Additional Matters with Respect to Certain Excluded Assets...21
SECTION 7.15.  Ave Fenix; YPF...............................................21

                                    ARTICLE 8
                                   Tax Matters
SECTION 8.01.  Tax Matters..................................................22

                                    ARTICLE 9
                     Employment and Employee Benefit Matters

SECTION 9.01.  Employment and Employee Benefit Matters......................22

                                   ARTICLE 10
                              Conditions to Closing

SECTION 10.01.  Conditions to the Obligations of Each Party.................22
SECTION 10.02.  Conditions to Obligations of Buyer..........................22
SECTION 10.03.  Conditions to Obligations of Seller Entities................23

                                   ARTICLE 11
                            SURVIVAL; INDEMNIFICATION

SECTION 11.01.  Survival....................................................24
SECTION 11.02.  Indemnification.............................................24
SECTION 11.03.  Procedures for Third Party Claims...........................26
SECTION 11.04.  Procedures for Direct Claims................................27

                                   ARTICLE 12
                                   TERMINATION

SECTION 12.01.  Grounds for Termination.....................................27
SECTION 12.02.  Effect of Termination.......................................28
SECTION 12.03.  Termination Fee.............................................29

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01.  Notices.....................................................30
SECTION 13.02.  Amendments; No Waivers......................................31
SECTION 13.03.  Parties in Interest.........................................32
SECTION 13.04.  Expenses....................................................32
SECTION 13.05.  Successors and Assigns......................................32
SECTION 13.06.  Governing Law...............................................32
SECTION 13.07.  Counterparts; Effectiveness.................................32
SECTION 13.08.  Entire Agreement............................................33
SECTION 13.09.  Dispute Resolution..........................................33
SECTION 13.10.  Captions....................................................34
SECTION 13.11.  Bulk Sales Laws.............................................34
SECTION 13.12.  Conflicts...................................................34



                                    EXHIBITS

Exhibit I           --      Definitions
Exhibit II          --      Representations and Warranties of Seller
Exhibit III         --      Representations and Warranties of Buyer
Exhibit IV          --      Article IV: Tax Matters
Exhibit IV(A)       --      Certification of Non-foreign Status for Entities
Exhibit V           --      Employment and Employee Benefit Matters




                              TRANSACTION AGREEMENT


This Agreement is made this 21st day of September, 1997 between General Electric Company, a New York corporation ("Buyer"), and Stewart & Stevenson Services, Inc., a Texas corporation ("Seller"), with reference to the following background.

         A. Seller, among other things, directly and through its Subsidiaries, conducts a business commonly referred to as its Gas Turbine Division that (i) designs, engineers, manufactures and markets engine-driven equipment (including associated spare parts) utilizing combustion turbine engines supplied by independent manufacturers, (ii) packages equipment and associated systems for the generation of electricity or mechanical drive applications incorporating combustion turbine engines, (iii) provides spare parts for, and services and overhauls with respect to, combustion turbine powered equipment, (iv) provides operation and maintenance services for power generation and petroleum production facilities, except such services for reciprocating engines, (v) markets technical and support services for combustion turbine-driven equipment and (vi) provides project consulting and development services that complement its combustion turbine-driven product lines (the operations specified in clauses (i) through (vi), the "Business").

         B. Upon the terms and subject to the conditions of the Transaction Documents, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the portion of the Business consisting of the Transferred Assets (as defined below) and the Assumed Liabilities (as defined below).

         C. Prior to the Closing, the Partnership (as defined below), the Foreign Asset Transferee (as defined below) and the Asset Transferors (as defined below) will enter into one or more Contribution and Assumption Agreements and certain other Transaction Documents.

         NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1. Definitions Defined terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit I.

                                    ARTICLE 2

                            TRANSACTIONS AND CLOSING

     SECTION 2.1. Contemplated Transactions. Upon the terms and subject to the conditions set forth in the Transaction Documents, the parties agree as follows:

         (a) Prior to Closing, Seller will, and will cause each other Asset Transferor (other than any Asset Transferor which is not a United States Person within the meaning of Section 7701 of the Code (each, a "Foreign Asset Transferor")) to, transfer (pursuant to transactions qualifying for tax-free treatment under Section 721 of the Code) to the Partnership all Transferred Assets held by such Asset Transferor, and the Partnership will assume all Assumed Liabilities of such Asset Transferor, in each case in accordance with the terms of the Contribution and Assumption Agreement;

         (b) On the Closing Date, Seller will cause each Foreign Asset Transferor to transfer to an Affiliate of Buyer identified to Seller not later than ten Business Days prior to the Closing Date (the "Foreign Asset Transferee") all Transferred Assets held by such Foreign Asset Transferor, and the Foreign Asset Transferee will assume all Assumed Liabilities of such Foreign Asset Transferor, in each case in accordance with the terms of the Contribution and Assumption Agreement (the Transactions contemplated by Sections 2.01(a) and 2.01(b) are collectively referred to herein as the "Contribution and Assumption");

         (c) On the Closing Date, Seller will sell, or cause to be sold, (i) to the First Buyer Partner, and Buyer will cause the First Buyer Partner to purchase, all of the outstanding general partnership interests in the Partnership held by the General Partner and (ii) to the Second Buyer Partner, and Buyer will cause the Second Buyer Partner to purchase, all of the outstanding limited partnership interests in the Partnership held by the Asset Transferors (the equity interests referred to in clauses (i) and (ii), together with the stock or other equity interests of any Stock Subsidiaries, are collectively referred to herein as the "Purchased Equity").

     SECTION 2.2. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement and the other Transaction Documents, Seller agrees to sell (or cause to be sold) to the Buyer Partners, and Buyer agrees to cause the Buyer Partners to purchase from the General Partner and the Asset Transferors, the Purchased Equity at the Closing. The purchase price (the "Purchase Price") for the Purchased Equity, the assets transferred pursuant to
Section 2.01(b) and the covenant set forth in Section 5.03 is $600,000,000 in cash in the aggregate, which shall be allocated among the Purchased Equity, the assets transferred pursuant to Section 2.01(b) and such covenant as provided in
Exhibit IV. The Purchase Price shall be paid as provided in Section 2.03 and shall be subject to adjustment as provided in Section 2.05.

     SECTION 2.3. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Equity and the assets transferred pursuant to Section 2.01(b) shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five Business Days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. The parties agree that at the Closing:

         (a) Buyer shall pay to the Asset Transferors an aggregate amount equal to the Purchase Price in immediately available funds by wire transfer to one or more accounts designated by Seller, by notice to Buyer, not later than three Business Days prior to the Closing Date.

         (b) Seller shall deliver (or cause to be delivered) to the First Buyer Partner duly executed instruments of transfer with respect to, and reasonably satisfactory evidence of ownership of, all of the outstanding general partnership interests in the Partnership.

         (c) Seller shall deliver (or cause to be delivered) to the Second Buyer Partner duly executed instruments of transfer with respect to, and reasonably satisfactory evidence of ownership of, all of the outstanding limited partnership interests in the Partnership.

         (d) The Foreign Asset Transferor and the Foreign Asset Transferee shall execute and deliver the Contribution and Assumption Agreement with respect to the assets transferred pursuant to Section 2.01(b).

         (e) Buyer and Seller shall enter into the Transitional Services Agreement, Sublease Agreement and the other agreements contemplated hereby.

         SECTION 2.4. Closing Net Assets Statement. (a) As promptly as practicable, but no later than 90 days after the Closing Date, Buyer (with the assistance of Seller to the extent requested by Buyer) will cause to be prepared and delivered to Seller the Closing Net Assets Statement, together with an unqualified report of KPMG PeatMarwick LLP thereon, and a certificate based on such Closing Net Assets Statement setting forth Buyer's calculation of Closing Net Assets. The Closing Statement of Net Assets (the "Closing Net
Assets Statement") shall (x) present fairly, in all material respects, the Transferred Assets and the Assumed Liabilities, in each case determined as at the close of business on the Closing Date and in conformity with generally accepted accounting principles applied on a basis consistent with those generally accepted accounting principles used in connection with the determination of Opening Net Assets (with such exceptions to generally accepted accounting principles as were utilized in connection with the determination of Opening Net Assets) and (y) include line items substantially consistent with those in the Opening Net Assets Statement. Notwithstanding any provision of this Agreement to the contrary, (i) in no event shall Closing Net Assets be increased by more than $1,000,000 (as compared to the corresponding amount included in the calculation of Opening Net Assets) in respect of any capitalized data processing costs and (ii) for purposes of determining Closing Net Assets, accounts receivable with delayed payment terms arising after the date of this Agreement shall be discounted to their present value. The excess of the amount of the Transferred Assets over the amount of the Assumed Liabilities, in each case determined in accordance with this Section 2.04, is referred to as "Closing Net Assets".

         (b) If Seller disagrees with Buyer's calculation of Closing Net Assets delivered pursuant to Section 2.04(a), Seller may, within 40 days after delivery of the documents referred to in Section 2.04(a), deliver a notice to Buyer disagreeing with Buyer's calculation of Closing Net Assets and setting forth Seller's calculation of Closing Net Assets. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Net Assets Statement and the calculations of Closing Net Assets delivered pursuant to Section 2.04(a).

         (c) If a notice of disagreement shall be duly delivered pursuant to
Section 2.04(b), Buyer and Seller shall, during the 30 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine Closing Net Assets. If, during such period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter retain a nationally recognized accounting firm (the "Accounting Referee") other than KPMG Peat Marwick LLP or Arthur Andersen, LLP to promptly review this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Assets. In making any such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Net Assets Statements or Buyer's calculation of Closing Net Assets as to which Seller has disagreed. The Accounting Referee shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth each such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne equally by Buyer and Seller.

         (d) Buyer and Seller agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Net Assets Statement and the calculation of Closing Net Assets and in the conduct of the audits and reviews referred to in this Section 2.04(b), including, without limitation, making available to the extent reasonably required books, records, work papers and personnel.

         SECTION 2.5. Adjustment of Purchase Price. (a) If Final Net Assets is less than an amount equal to $415,000,000 minus the amount set forth in Column 5 of Attachment E (the "Base Amount"), Seller shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.05(b), the amount of such difference. If Final Net Assets is greater than the Base Amount, Buyer shall pay to Seller, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 2.05(b), an amount equal to 50% of such difference, up to a maximum payment pursuant to this sentence of $15,000,000. "Final Net Assets" means Closing Net Assets (i) as shown in Buyer's calculation delivered pursuant to Section 2.04(a) if no notice of disagreement with respect to Buyer's calculation is duly delivered pursuant to Section 2.04(b), or (ii) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 2.04(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.04(c).

         (b) Any payment pursuant to Section 2.05(a) shall be made within ten days after Final Net Assets has been determined, by delivery by Seller or Buyer, as the case may be, of immediately available funds by wire transfer to an account of Seller or Buyer, as the case may be, designated by Seller or Buyer, as the case may be, by notice to Seller or Buyer, as the case may be, not later than two Business Days prior to the payment date. The amount of any payment to be made pursuant to this Section 2.05(a) shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the three month London Interbank Offered Rate as published in the Wall Street Journal, Eastern Edition, in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated on March 31, June 30, September 30 and December 31 (each, a "Quarterly Date") of each year (with the rate determined on such date to be the rate for the three months or portion thereof following such date). The interest rate for the quarter in which the Closing occurs will be the interest rate determined by reference to the Quarterly Date immediately preceding the Closing Date.

         (c) Buyer and Seller acknowledge that Seller has omitted certain adjustments from the Opening Net Assets Statement required to appear in Column 5 thereof in order to conform to the definition of "Cost" in Section II.07(b). Buyer and Seller agree that the Closing Net Assets Statement will be prepared strictly in accordance with the definition of Cost in Section II.07(b). If the adjustments set forth in Column 5 of the Closing Net Assets Statement, except for adjustments for capitalized interest and profit on percentage-of-completion jobs, are less than $10 million, Buyer and Seller agree to restate the Opening Net Assets Statement to adjust the same line items as of July 31, 1997 to conform strictly to the definition of Cost in Section II.07(b) and to subtract the amount of such further adjustment from the Base Amount for the purposes of determining the adjustment to the Purchase Price payable pursuant to Section 2.05(a); provided that in no event shall such further adjustment to the Opening Net Assets Statement exceed the corresponding adjustment to the Closing Net Assets Statement. If the adjustments set forth in Column 5 of the Closing Net Assets Statement, other than adjustments for capitalized interest and profit on percentage-of-completion jobs, are $10 million or more, the Opening Net Assets Statement will not be restated and the Base Amount will remain unchanged for purposes of calculating adjustments to the Purchase Price pursuant to Section 2.05(a).

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     SECTION 3.1. Representations and Warranties of Seller. Seller represents and warrants to the Buyer Entities as set forth in Exhibit II.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     SECTION 4.1. Representations and Warranties of Buyer. Buyer represents and warrants to the Seller Entities as set forth in Exhibit III.

                                    ARTICLE 5

                               COVENANTS OF SELLER

     SECTION 5.1. Conduct of the Business. From the date of this Agreement until the Closing Date, Seller will, and will cause each other Seller Entity to, conduct the portion of the Business consisting of the Transferred Assets and the Assumed Liabilities in the ordinary course consistent with past practices, to use its reasonable best efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, without the prior written consent of Buyer (which consent shall be sought from Alberto Cerruti, Vice President of Buyer), Seller will not, and will cause each other Seller Entity not to:

         (a) make any capital expenditure, or group of related capital expenditures, relating to the portion of the Business consisting of the Transferred Assets and the Assumed Liabilities other than in the ordinary course of business consistent with past practices and in an aggregate amount not to exceed $12,000,000;

         (b) sell, lease, license or otherwise dispose of any Transferred Assets except (i) pursuant to Contracts and (ii) in the ordinary course of business consistent with past practices;

         (c) fail to maintain the books and records of the Business in the ordinary course of business consistent with past practices;

         (d) enter into any guarantees of performance or post any performance bonds or standby letters of credit, in any such case guaranteeing or securing performance of obligations under Contracts or Bids (other than with respect to Contracts or Bids which are Excluded Assets), other than in the ordinary course of business consistent with past practices;

         (e) except for the sale of the receivables (the "YPF Receivable") relating to the Energy Services Agreement (the "YPF Agreement") between YPF S.A. and Stewart & Stevenson Operations, Inc. dated November 14, 1996 disclosed in writing to Buyer prior to the date of this Agreement, sell or factor any accounts receivable relating primarily to the Business (other than Excluded Assets), with or without recourse;

         (f) fail to maintain in good repair, subject to ordinary wear and tear, the premises, fixtures, machinery, furniture and equipment of the Business in a manner consistent with past practices;

         (g) submit any Bid which, if accepted or awarded, would result in a Loss Contract;

         (h) amend or modify any Contract such that it would result in a Loss Contract;

         (i) (i) take any action that would make any representation or warranty of Seller under this Agreement inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

         (j) transfer or reassign any employee of Seller or any Subsidiary of Seller whose principal responsibility involves the conduct of the Business (other than transfers or reassignments (i) to the Partnership or (ii) of clerical employees in the ordinary course of business); or

         (k) enter into any contract, agreement or commitment with respect to any of the foregoing.

     SECTION 5.2. Access to Information; Confidentiality. (a) Except as may be deemed necessary to ensure compliance with any Applicable Laws and subject to any applicable privileges (including, without limitation, the attorney-client privilege), from the date of this Agreement until the Closing Date, Seller will, and will cause each other Seller Entity to, (i) give Buyer and its Representatives full access, to the extent reasonably requested by Buyer, to such Seller Entity's offices, properties, books and records during normal business hours and upon reasonable prior notice, (ii) permit Buyer and its Representatives to conduct environmental investigations with respect to Real Property, including, without limitation, sampling of air, water (including groundwater), soil and building materials, during normal business hours and upon reasonable prior notice, (iii) furnish to Buyer and its Representatives such financial and operating data and other information regarding the Seller Entities and the Business as Buyer may reasonably request and (iv) instruct its employees and Representatives to cooperate with Buyer in its investigation of the Business.

         (b) Except as may be deemed appropriate to ensure compliance with any Applicable Laws and subject to any applicable privileges (including, without limitation, the attorney-client privilege), on and after the Closing Date, Seller will, and will cause each other Seller Entity to, afford promptly to Buyer and its Representatives reasonable access to its books and records during normal business hours and upon reasonable prior notice to permit Buyer to determine any matter relating to its rights and obligations under any of the Transaction Documents; provided that any such access by Buyer or its Representatives shall not unreasonably interfere with the conduct of the business of such Seller Entity.

         (c) On and after the Closing Date, Seller will, and will cause each other Seller Entity to, hold, and will use its reasonable best efforts to cause its Affiliates and Representatives to hold, in confidence, unless compelled to disclose by Applicable Law, all confidential information concerning any Buyer Entity or the Business (including any confidential information or documents provided to it pursuant to Section 6.01), except to the extent that such information can be shown to have been (i) in the public domain through no fault of any Seller Entity or any of its Representatives or (ii) later lawfully acquired by any Seller Entity on a non-confidential basis from sources other than any Buyer Entity or any source related to such Seller Entity's prior ownership of part of the Business; but only to the extent that any such source is not bound by a confidentiality agreement with any Buyer Entity, Seller or any Affiliate of Seller. The obligation of each Seller Entity to hold any such information in confidence shall be satisfied if such Seller Entity exercises the same care with respect to such information as such Seller Entity would take to preserve the confidentiality of its own similar information.

     SECTION 5.3. Non-Compete. (a) Seller agrees that until the fifth anniversary of the Closing Date, it will not, and will cause each of its Subsidiaries not to, engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders or holders of other equity interests in any Person, in any business that competes anywhere in the world with the Business as it exists on the Closing Date (it is understood that the prohibitions imposed on Seller pursuant to this Section 5.03(a) shall also apply in countries in which the Business does not operate as of the Closing Date); provided that nothing herein shall prohibit (i) the acquisition by Seller or any of its Affiliates of passive investments of not more than 5% of the total voting power of any publicly traded Person, (ii) the continued operation by Seller of its reciprocating engine business, (iii) the supply, manufacture or packaging of sources of power generation or mechanical drives that do not utilize steam or gas turbines, such as solar or photovoltaic power (it being understood that in no event shall the provisions of this clause
(iii) permit Seller or any of its Subsidiaries to engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders or holders of other equity interests in any Person, in the provision of operation and maintenance services for power generation or petroleum production facilities) or (iv) Seller's ownership of the interests and assets, and consummation of the arrangements, listed in Attachment B. Buyer and Seller will cooperate to the extent reasonably practicable in an effort to identify and implement mutually advantageous joint business opportunities involving their various operations of the type referred to in this Section 5.03(a).

         (b) Seller agrees that until the third anniversary of the Closing Date, it will not, and will cause each of its Subsidiaries not to, directly or indirectly, solicit or otherwise attempt to employ any Transferred Employee (it being understood that Seller or its Subsidiaries may hire any Transferred Employee solely to the extent permitted by Section 5.03(c)). It shall be a breach of this Section 5.03(b) to give any Transferred Employee any indication or assurance that Seller or any Subsidiary of Seller will, directly or indirectly, offer such Transferred Employee employment after such Transferred Employee leaves the employ of Buyer or any Affiliate of Buyer. Notwithstanding the foregoing, it shall not be a breach of this Section 5.03(b) to solicit any Person whom Seller is permitted to employ pursuant to Section 5.03(c), provided that such solicitation activity commences after the date on which Seller becomes entitled to employ such Person pursuant to Section 5.03(c).

         (c) Seller agrees that until the third anniversary of the Closing Date, it will not, and will cause each of its Subsidiaries not to, directly or indirectly, employ or receive or accept the performance of services by any Transferred Employee; provided that this Section 5.03(c) shall not prohibit Seller or any of its Subsidiaries from employing or accepting the performance of services by any Transferred Employee terminated by Buyer without Cause or who terminates his or her employment for Good Reason. In no event shall the provisions of this Section 5.03(c) relieve Seller from any of its obligations set forth in Section 5.03(b).

         (d) If any provision contained in this Section 5.03 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.03, but this Section 5.03 shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this
Section 5.03. It is the intention of the parties that if any restriction or covenant contained in this Section 5.03 is held to cover a geographic area or to be for a length of time that is not permitted by Applicable Law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under Applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.03 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this Section 5.03) as shall be valid, legal and enforceable under such Applicable Law. Seller acknowledges that the Buyer Entities would be irreparably harmed by any breach of this Section 5.03 and that there would be no adequate remedy at law or in damages to compensate the Buyer Entities for any such breach. Seller agrees that the Buyer Entities shall be entitled to injunctive relief requiring specific performance by Seller of this Section 5.03, and Seller consents to the entry of such injunctive relief.

         SECTION 5.4. Notices of Certain Events. Seller shall promptly notify Buyer of:

         (a) any changes or events which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect;

         (b) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

         (c) any  notice  or  other   communication  from  any  Governmental
Authority in connection with the Contemplated Transactions;

         (d) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section II.11 of Exhibit II or that relate to the consummation of the Contemplated Transactions;

         (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the portion of the Business consisting of the Transferred Assets and Assumed Liabilities or any Transferred Asset in any material respect; and

         (f) any Transferred Asset or part of any Transferred Asset that becomes the subject of any proceeding or, to the knowledge of Seller, threatened proceeding for the taking of such Transferred Asset or any part of such Transferred Asset or of any right relating to such Transferred Asset by condemnation, eminent domain or other similar governmental action.

     SECTION 5.5. Customer Introductions. From and after the date of this Agreement until the Closing Date, each Seller Entity shall, to the extent reasonably practicable, upon the request of Buyer at any time prior to the Closing Date, introduce Buyer, or arrange for a personal introduction of the Representatives of Buyer, to customers of the Business for the purpose of allowing Buyer to evaluate the Business and its prospects and for the purpose of ensuring good customer relationships following the Closing.

     SECTION 5.6. Change of Lockbox Accounts. Promptly after the date of this Agreement, Seller shall establish or cause to be established separate lockboxes or similar bank accounts to which customers of Seller or any of its Subsidiaries directly make payments related to the Transferred Assets ("Business Lockboxes"). Promptly after the date of this Agreement, Seller shall instruct all account debtors and other Persons obligated in respect of any of its accounts receivable to make all payments in respect of such accounts, and shall use its reasonable efforts to cause such account debtors and other Persons to remit such payments, directly to the Business Lockboxes. Immediately after the Closing, Seller shall take, and will cause each of its Subsidiaries to take, such steps as Buyer or the Partnership may reasonably request to cause any Buyer Entity or any other Person, as determined by Buyer, to be substituted as the sole party having control over any Business Lockbox.

     SECTION 5.7. Maintenance and Enforcement of Insurance Policies. (a) From and after the date of this Agreement (including after the Closing Date), Seller shall not, and shall cause each of its Subsidiaries not to, take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance in effect on the date of this Agreement that covers all or any part of the Transferred Assets, Assumed Liabilities or the Transferred Employees with respect to events occurring prior to the Closing ("Applicable Insurance").

         (b) Seller agrees that, from and after the Closing Date, all Applicable Insurance directly or indirectly applicable to any Transferred Asset or Assumed Liability shall be for the benefit of the Buyer Entities. Without limiting the generality of the foregoing, from and after the Closing Date and in any manner requested by Buyer, Seller shall use its reasonable best efforts to ensure that all Applicable Insurance policies and arrangements are modified, amended or assigned so that the Buyer Entities are direct beneficiaries of such Applicable Insurance with all rights to enforce, obtain the benefit of and take all other action in respect of such Applicable Insurance; provided that, if the modifications, amendments or assignments contemplated by this Section 5.07(b) are not permissible, Seller shall, and shall cause each of its Subsidiaries to, enter into such other arrangements as Buyer may request to ensure that the Buyer Entities are entitled to the benefit (to the fullest extent set forth in the relevant policies and arrangements) of any Applicable Insurance.

     SECTION 5.8. Transfer of Certain Materials to the Partnership. At such time, if any, as any Seller Entity is no longer required to retain any books, records, files or papers, whether in hard copy or computer format, that are Excluded Assets by reason of the provisions of clause (b) of the definition of Excluded Assets, Seller shall, and shall cause each other Seller Entity to, prior to destroying such materials, offer to transfer such material to the Partnership at the Partnership's expense (but with no amounts payable to such Seller Entity other than the reasonable out-of-pocket costs incurred by such Seller Entity in transferring such material to the Partnership).

     SECTION 5.9. Collection of Receivables. Seller agrees that from and after the Closing Date, except as set forth in Section 6.03, the Partnership shall have the right and authority to collect for its own account all accounts receivable that are included in the Transferred Assets and to endorse with the name of Seller or any of its Subsidiaries any checks or drafts received with respect to any such account receivable. Seller also agrees that it will deliver or cause to be delivered to the Partnership any cash or other property received directly or indirectly by it or any of its Affiliates with respect to any such accounts receivable, including any amounts payable as interest.

     SECTION 5.10. Certain Contracts. Seller shall (and shall cause its Subsidiaries to) take all actions reasonably practicable to ensure that all Contracts entered into by any Seller Entity on or after the date of this Agreement do not require a consent or other action by any Person as a result of the execution, delivery or performance of the Transaction Documents or the consummation of the Contemplated Transactions.

     SECTION 5.11. Operation of the Partnership. Seller agrees to form the Partnership (on the terms set forth in the Partnership Agreement) promptly after the parties agree to the terms of the Partnership Agreement pursuant to Section 7.09(a). Seller agrees that the Partnership will be a newly established Delaware limited partnership formed solely for the purpose of effecting the Contemplated Transactions, and that from and after the date of its formation, the Partnership will not engage in or conduct any activities other than activities that are (i) necessary or appropriate in connection with the consummation of the Contemplated Transactions and (ii) after the Contribution and Assumption, permitted by
Section 5.01 of this Agreement. Seller agrees that, at all times prior to the Closing, all of the outstanding partnership interests of the Partnership will be owned by Seller, the other Asset Transferors and the General Partner.

     SECTION 5.12. Sales Agent Agreements. From and after the date of this Agreement, Seller will not (and will cause its Subsidiaries not to) enter into any sales consulting, agency or similar agreements or arrangements with any Person that would be a Transferred Asset or Assumed Liability with a term beyond June 30, 1998.

     SECTION 5.13. PEMEX. As promptly as practicable after the date of this Agreement, Seller shall cause to be terminated the letter agreement dated January 26, 1996 between Stewart & Stevenson Technical Services, Inc. and Machinery Acceptance Corporation relating to a contract for two Allison 501 Generator Sets and Related Services between Stewart & Stevenson Technical Services, Inc. and PEMEX dated February 21, 1995 under Contract No. COPDD 028895 (the "PEMEX Letter Agreement") on terms and conditions reasonably satisfactory to Buyer.
                                    ARTICLE 6

                               COVENANTS OF BUYER

     SECTION 6.1. Access to Information. Except as may be deemed appropriate to ensure compliance with any Applicable Laws and subject to any applicable privileges (including, without limitation, the attorney-client privilege), on and after the Closing Date, each Buyer Entity will afford promptly to Seller, its Affiliates and its Representatives reasonable access to its books and records during normal business hours and upon reasonable prior notice to permit Seller to determine any matter relating to its rights and obligations under any of the Transaction Documents or any other matter with respect to which Seller has obligations after the Closing; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of the Partnership or any other Buyer Entity.

     SECTION 6.2. Confidentiality. Buyer agrees that all information provided by any Seller Entity to Buyer or any of its Representatives as contemplated by this Agreement will be treated as if provided under the Confidentiality Agreement. Buyer and Seller agree that the Confidentiality Agreement shall terminate upon the Closing; provided that the obligations imposed upon Buyer by the Confidentiality Agreement to hold in confidence any information provided to Buyer under the Confidentiality Agreement that relates to any business of Seller (other than the Business) shall survive indefinitely.

     SECTION 6.3. Accounts Receivable. (a) In the event that, pursuant to its indemnification obligations under Article 11, Seller pays the Partnership all amounts owing to the Partnership under an account receivable constituting a Transferred Asset, Buyer shall promptly cause the Partnership to transfer such account receivable to Seller.

         (b) From and after the Closing Date, Buyer agrees that it will deliver (or cause to be delivered) to Seller any cash or other property received directly or indirectly by it or any of its Affiliates with respect to accounts receivable that are Excluded Assets.

                                    ARTICLE 7

                            COVENANTS OF THE PARTIES

     SECTION 7.1. Further Assurances. (a) Buyer and Seller shall use their reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate the Contemplated Transactions as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Buyer or Seller or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and (iii) as promptly as practicable, make all necessary filings (including, without limitation, required filings under the Connecticut Transfer Act), and thereafter make any other required submissions, with respect to this Agreement and the Contemplated Transactions required under (A) the HSR Act and any related governmental request thereunder and (B) any other Applicable Law; provided that Buyer and Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested by the other party in connection therewith. From the date of this Agreement until the Closing Date, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with consummation of the Contemplated Transactions or (ii) seeking to restrain or prohibit the consummation of the Contemplated Transactions or otherwise limit the right of Buyer or Buyer's Subsidiaries to own or operate all or any portion of the Business, which in either case would have a Material Adverse Effect prior to or after the Closing.

         (b) Buyer and Seller shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Law in connection with consummation of the Contemplated Transactions.

         (c) (i) Each of Buyer and Seller shall give (or shall cause its respective Subsidiaries to give) any notices to third parties and use, and cause its respective Subsidiaries to use, their reasonable efforts (including, without limitation, cooperating to the fullest extent reasonably practicable with the efforts of the other party to this Agreement) to obtain any third party consents
(A) necessary, proper or advisable to consummate the Contemplated Transactions,
(B) disclosed or required to be disclosed in Section II.06 of the Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Closing. Without limiting or affecting in any respect the obligations imposed on the parties pursuant to the first sentence of this
Section 7.01(c), it is understood that (i) with respect to third party consents required solely by virtue of the fact that Buyer is acquiring the assets (rather than the stock or other equity interests) of any Seller Entity which holds primarily Transferred Assets and Assumed Liabilities, Buyer shall have the principal responsibility for obtaining such consents and (ii) with respect to all other third party consents, Seller shall have the principal responsibility for obtaining such consents.

         (ii) In the event that Buyer or Seller shall fail to obtain any third party consent described in subsection (c)(i) above, it shall use its reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Buyer or Seller, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

     SECTION 7.2. Public Announcements. The parties shall consult with one another before issuing any press release or making any public statement with respect to the Transaction Documents or the Contemplated Transactions prior to or shortly after the Closing and, except as may be required by Applicable Law, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 7.3. Trademarks; Trade Names. (a) The Partnership shall have the right to sell inventory and to use packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing the names "Stewart & Stevenson", "S&S", "Power Generation", "Power Source" and "The Power Source" (the "Seller Trademarks and Trade Names"), to the extent bearing any such mark or name as of the Closing Date. Subject to Sections 7.03(b) and (c), Buyer agrees that after the Closing Date it will not permit the Partnership to produce any such additional materials bearing such marks or names. Each of such parties shall comply with Applicable Laws in any use of packaging or labeling containing the Seller Trademarks and Trade Names.

         (b) In addition to the other rights granted pursuant to this Section 7.03, Seller agrees to grant the Partnership a non-assignable (other than to Affiliates of Buyer), worldwide, royalty-free license to use the names "Stewart & Stevenson" and "S&S" as a part of the trade names "Stewart & Stevenson Power Generation" and "S&S Power Generation", in each case (i) together with or independently of the names "General Electric Company", "GE" or any derivative name thereof and (ii) in connection with the Business. The license granted pursuant to this Section 7.03(b) shall extend for three years after the Closing.

         (c) In addition to the other rights granted pursuant to this Section 7.03, Seller agrees to grant the Partnership a perpetual, non-assignable (other than to Affiliates of Buyer), worldwide, royalty-free license to use the names "Power Generation", "Power Source" and "The Power Source".

     SECTION 7.4. WARN Act. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of the Contemplated Transactions. Buyer agrees that it will notify Seller if Buyer has any plans or intentions with respect to the employees of the Business after the Closing Date that would require a notification under the WARN Act prior to the Closing Date. Buyer agrees to provide to Seller such notification in a timely fashion so as to allow any required WARN Act notification to be issued in the timeframe required by the Act. Upon receipt of such notification of Buyer, Seller will provide, with Buyer approval, the notices that may be required under the WARN Act with respect to any employees of the Business.

     SECTION  7.5.   Contribution   and  Assumption.   Prior  to  Closing,   the
Partnership, the Foreign Asset Transferee and the Asset Transferors shall execute the Contribution and Assumption Agreement, and the Contribution and Assumption shall be consummated in accordance with its terms.

     SECTION 7.6. Provision of ServicesSECTION 7.6. Provision of Services. (a) For a period of two years following the Closing Date (or until earlier terminated pursuant to the penultimate sentence of this Section 7.06), Seller shall, and shall cause its Subsidiaries to, provide payroll, accounts receivable collection, accounts payable/cost accounting, general accounting and financial reporting, information management and systems and human resources and employee benefits services (together with such other services as the parties mutually agree are reasonably necessary to operate the Business in the ordinary course consistent with past practices) to the Partnership of the type Seller and its Subsidiaries have provided to the Business prior to the Closing Date. Such services shall be provided at a cost calculated in accordance with the reasonable cost Seller or the applicable Subsidiary of Seller assesses to Affiliates of Seller from time to time for the same or similar services as of the date of this Agreement and shall be of a quality and scope at least equal to the quality and scope of similar services being provided to the Business as of such date. Buyer may elect to terminate any particular service upon 60 days' notice to Seller; provided that the provision of any services by Seller or any of its Subsidiaries to the Partnership that requires the use of facilities, equipment or personnel dedicated to the provision of such services may be terminated by Buyer only upon the delivery to Seller of 120 days' prior notice. Prior to Closing, the parties will agree on mutually satisfactory documentation (the "Transitional Services Agreement") setting forth the detailed terms of Seller's and Buyer's obligations under this Section 7.06.

         (b) Seller will use its reasonable efforts to obtain the consent of the relevant licensors to the grant by Seller or a Subsidiary of Seller of a sub-license to the Partnership of the licensed software used by Seller of any of its Affiliates in connection with payroll and other accounting services and, upon receipt of such consent, shall grant such sub-license. Such sub-license shall be royalty free and shall have a term and scope equivalent to that of the license to which it relates.

     SECTION 7.7. Backlog Matters. (a) Attachment C sets forth all unfilled equipment backlog of the Business as of July 31, 1997 plus additional equipment orders received between August 1, 1997 and September 21, 1997 ("Backlog"). With respect to each item of Backlog, Attachment C identifies, among other things, the name of the customer, the work order number, the estimated shipment date for the products underlying each work order, the purchase price therefor (referred to in Attachment C as "TOTAL SALE AMOUNT") and the Gross Margin thereon. For purposes of this Section 7.07, the estimated shipment date with respect to a product will be the last day of the month set forth on Attachment C for the relevant work order.

         (b) No later than March 31, 1999, Buyer shall deliver a written certificate of an officer of Buyer (together with reasonably detailed supporting documentation) (a "Backlog Notice") to Seller identifying those work orders listed on Attachment C (i) as to which title to the products underlying such work orders did not pass to the relevant customer within six months of the applicable estimated shipment date set forth in Attachment C, or (ii) as to which title to such products did pass within six months of the estimated shipment date set forth in Attachment C but the actual purchase price for which was lower than the purchase price set forth in Attachment C.

     (c) With respect to any work orders identified in a Backlog Notice, not later than 10 days after receipt of such notice, Seller shall pay to Buyer an amount equal to the Lost Margin relating to the work orders identified in such Notice; provided that no payment shall be required pursuant to this Section 7.07 unless the aggregate amount of all Lost Margin exceeds $3,000,000 (in which case Seller shall pay to Buyer the full amount of aggregate Lost Margin). Notwithstanding the foregoing, no payment shall be required pursuant to this
Section 7.07 with respect to any work orders listed on Attachment C as to which title to the products underlying such work order did not pass to the relevant customer within six months of the applicable delivery date set forth in Attachment C due to the acts or omissions of Buyer or any Affiliate of Buyer (it being understood that Seller shall bear the burden of proving any such acts or omissions). Any payment required pursuant to this clause (c) shall be paid by wire transfer of immediately available funds to an account designated by Buyer.

     (d) For purposes of this Section 7.07, (i) "Lost Margin" means (A) with respect to work orders as to which a Backlog Notice was delivered pursuant to clause (i) of Section 7.07(b), the Gross Margin thereon less any related cancellation fees or other expense reimbursements paid by the relevant customer to Buyer or any Affiliate of Buyer and (B) with respect to work orders as to which a Backlog Notice was delivered pursuant to clause (ii) of Section 7.07(b), an amount equal to the difference between the purchase price set forth in Attachment C and the actual purchase price and less any reductions in the actual purchase price to the extent provided for in an amendment to a Contract executed by Buyer or any Affiliate of Buyer and (ii) "Gross Margin" with respect to a work order means the amount set forth in the column captioned "AMT" under the "GROSS PFT" portion of Attachment C. SECTION 7.8. Stock PurchasesSECTION 7.8. Stock Purchases. Notwithstanding any provision of any Transaction Document to the contrary, Buyer may elect, by written notice to Seller not later than ten Business Days prior to the Closing Date, to acquire the stock or other equity interests of any Subsidiary of Seller which holds primarily Transferred Assets or Assumed Liabilities (a "Stock Subsidiary"). In the event of such an election,
(i) Buyer shall determine which, if any, of the Transferred Assets and Assumed Liabilities of any Stock Subsidiary are to be contributed to or assumed by the Partnership and (ii) Buyer and Seller will work in good faith to modify any Transaction Document as necessary to implement Buyer's election in a manner consistent with the intentions of the parties to this Agreement as reflected in the Transaction Documents.

     SECTION 7.9. Certain Additional Agreements. Promptly after the date of this Agreement, Seller and Buyer will agree on (i) mutually satisfactory documentation providing for the sub-lease on customary terms by the Partnership of the portion of the Seller's headquarters facility in Houston, Texas used in connection with the Business (the "Sublease Agreement") and (ii) a mutually satisfactory partnership agreement for the Partnership (the "Partnership Agreement").

     SECTION 7.10. Audit. Upon delivery of a written notice to Seller not less than five Business Days prior to the anticipated commencement date of the audit, Buyer shall be entitled to cause its independent auditors to conduct an audit of the Opening Net Assets Statement. Seller shall (and shall cause its Subsidiaries to) provide Buyer's auditors full access, to the extent reasonably requested by such auditors, to the books, records and personnel of each Seller Entity during normal business hours and upon reasonable prior notice and instruct its employees and Representatives (including its auditors) to cooperate with Buyer's auditors in connection with their audit.

     SECTION 7.11. Right to Purchase. Buyer will have the right, exercisable by delivery to Seller of written notice of the exercise of such right not later than 90 days after the day of this Agreement, to acquire the stock and other equity interests, as well as all other rights and interests, held by Seller or any of its Affiliates in or with respect to all power projects under development by Stewart & Stevenson Development Services, Inc. The notice shall specify the interests Buyer elects to acquire. The purchase price for any purchase pursuant to this Section 7.11 shall be the amount invested prior to the Closing Date by Seller or any of its Affiliates in the relevant Person. Upon Buyer's delivery of a notice pursuant to this Section 7.11, the assets (and any liabilities related primarily thereto other than Excluded Liabilities) shall become for all purposes under the Transaction Documents Transferred Assets and Assumed Liabilities and shall be acquired or assumed on the same terms and conditions as are applicable to all other Transferred Assets and Assumed Liabilities under the Transaction Documents. The purchase price paid pursuant to this Section 7.11 shall be added to the Purchase Price and paid according to Section 2.03.

     SECTION 7.12. Carson. Seller represents and agrees that the final, executed operation and maintenance Contract with respect to Seller's Carson project is identical in all material respects with the contract provided to Buyer prior to the date of this Agreement.

     SECTION 7.13. Certain Engines. Effective upon Closing, Buyer agrees to purchase (or cause to be purchased) the LM 6000 engine that is leased for Seller's Ave Fenix project and the LM 2500 Engine that is leased at Seller's Rio Grande project at fair market value at the end of the respective leases, such purchases to be on mutually satisfactory, customary terms for transactions of this type.

     SECTION 7.14. Additional Matters with Respect to Certain Excluded Assets. Seller agrees as follows: (i) from the date of this Agreement through the Closing Date, Seller shall not (and shall cause its Subsidiaries not to) modify or amend the Operation and Maintenance Agreement between Carson Cogeneration Co. and Stewart & Stevenson Operations, Inc. dated August 1, 1990; (ii) from the date of this Agreement and at all times after such date (including after the Closing), Seller shall not (and shall cause its Subsidiaries not to) disclose to any Person (other than Seller, its Subsidiaries and their Representatives) any confidential or proprietary information relating to the Operation & Maintenance Agreement between Project Orange Associates, L.P. and Stewart & Stevenson Operations, Inc. dated April 5, 1991; and (iii) from the date of this Agreement and at all times after such date (including after the Closing), Seller shall (and shall cause its Subsidiaries to) exercise all rights held in connection with the Kamine and Bessicorp working capital notes in a manner that is not adverse to the operations and maintenance business; provided that this clause
(iii) (x) shall not prohibit the exercise of acceleration rights in the event of default or collection when due or require the extension of any dates or waiver of any terms or (y) does not impose any obligations on Seller with respect to any Person other than the Business, Buyer or any of Buyer's Affiliates.

     SECTION 7.15. Ave Fenix; YPF. (a) Concurrently with the Closing, Seller and the Partnership will enter into an agreement mutually satisfactory to Buyer and Seller, the principal terms of which are set forth in Attachment F, providing for the Partnership to serve as a sub-contractor of Seller in connection with certain of Seller's contracts relating to Seller's Ave Fenix project.

         (b) With respect to the YPF Agreement, Seller agrees that (i) it will not (and will cause its Subsidiaries not to) take any action with respect to YPF such that the percentage of capacity charge allocated to the capital recovery charge is changed and (ii) the contemplated sale of the YPF Receivable will be economically neutral to Buyer (compared to the financing of $12.450 million for 10 years at 9% annual interest, as set forth in Attachment G). Without limiting the generality of the foregoing clause (i), the percentage of capacity charge allocated to the capital recovery charge shall not exceed an amount based upon financing the balance of EPC costs of $12.450 million for 10 years at a 9% annual interest rate (as set forth in Attachment G).

         (c) With respect to the YPF Agreement, Buyer agrees to cause the Partnership, from and after the Closing Date, to (i) pass through to Seller any capital recovery changes received with respect to the YPF operation and maintenance contract and (ii) cause the Partnership to exercise its rights to receive payment of capital recovery charges if the YPF operation and maintenance contract is terminated.

                                    ARTICLE 8

                                   TAX MATTERS

     SECTION 8.1. Tax Matters. The parties agree as to Tax matters as set forth in Exhibit IV.

                                    ARTICLE 9

                     EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS

     SECTION 9.1. Employment and Employee Benefit Matters. The parties agree as to employment and employee benefit matters as set forth in Exhibit V.

                                   ARTICLE 10

                              CONDITIONS TO CLOSING

     SECTION 10.1. Conditions to the Obligations of Each Party. The parties shall not be obligated to consummate the Closing if any provision of Applicable Law prohibits the consummation of the Closing.

     SECTION 10.2. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Each Seller Entity shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in the Transaction Documents and in any certificate or other writing delivered by Seller pursuant to any Transaction Document, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect, shall be true in all respects at and as of the Closing Date, as if made at and as of such date, it being understood and agreed by Buyer that (x) the condition set forth in clause (ii) of this Section 10.02(a) shall be deemed to have been satisfied unless any failure to be true, has had, or could reasonably be expected to have, individually or in the aggregate with all other failures, a Material Adverse Effect and (y) representations and warranties made as of a specific date need be true only as of that date, and (iii) Buyer shall have received certificates signed by executive officers of Seller to the foregoing effect.

         (b) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

         (c) Seller shall have received an acknowledgment in form and substance reasonably satisfactory to Buyer from the United States Department of the Air Force that consummation of the Contemplated Transactions either (i) does not implicate in any respect (including, without limitation, the provisions of paragraph 29 of such Agreement) the Interim Administrative Agreement dated November 8, 1995 between Seller and the United States Department of the Air Force (the "USAF Interim Agreement") or (ii) does not require any action under (including, without limitation, the provisions of paragraph 29 of such Agreement) the USAF Interim Agreement that could affect, directly or indirectly, Buyer, any Affiliate of Buyer, the Business or any of the Transferred Assets or Assumed Liabilities.

         (d) The Pemex Letter Agreement shall have been terminated on terms and conditions reasonably satisfactory to Buyer.

     SECTION 10.3. Conditions to Obligations of Seller Entities. The obligations of the Seller Entities to consummate the Closing are subject to the satisfaction of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in the Transaction Documents and in any certificate or other writing delivered by Buyer pursuant to any Transaction Document, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality, shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, and (iii) Seller shall have received certificates signed by executive officers of Buyer to the foregoing effect.

         (b) Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated.

         (c) Seller shall have received (i) an acknowledgment in form and substance reasonably satisfactory to Seller from the United States Department of the Air Force that consummation of the Contemplated Transactions does not implicate in any respect (including, without limitation, the provisions of paragraph 29 of such Agreement) the USAF Interim Agreement or (ii) any required consent under the USAF Interim Agreement and such consent shall not impose any obligations on Seller that would have a material adverse effect on Seller and its Subsidiaries taken as a whole.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

     SECTION 11.1. Survival. The representations and warranties of the parties contained in this Agreement or in any other Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document shall survive the Closing until the second anniversary of the Closing Date; provided that (i) the representations and warranties contained in Sections II.01, II.02, II.03, II.04, II.05, II.12 and II.14 of Exhibit II and Sections III.01, III.02, III.03 and III.04 of Exhibit III shall survive indefinitely and
(ii) the representations and warranties contained in Section II.25 of Exhibit II, Exhibit IV and Exhibit V shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension of such statute of limitations), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article 11) contained in this Agreement or in any other Transaction Document shall survive indefinitely.

     SECTION 11.2. Indemnification. (a) The Seller Entities hereby jointly and severally indemnify the Buyer Entities, their Affiliates and their respective Representatives against and agree to hold each of them harmless on an after-Tax basis (as described in Exhibit IV.06) from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by them arising out of:

         (i) any misrepresentation or breach of warranty (disregarding any qualification or exception contained in such representation or warranty relating to materiality or Material Adverse Effect), covenant or agreement made or to be performed by any Seller Entity pursuant to any of the Transaction Documents;

         (ii) any Excluded Liability (including, without limitation, any Seller Entity's failure to perform or in due course pay and discharge any Excluded Liability);

         (iii) any breach by any Seller Entity of any of its obligations under the Contribution and Assumption Agreement; or

         (iv) the enforcement of their rights under this Section 11.02;

provided that (i) except as set forth in this Section 11.02, none of the Seller Entities shall be liable for any misrepresentation or breach of warranty (by virtue of an indemnification claim under Section 11.02(a)(i), a claim of contractual misrepresentation or otherwise) unless the aggregate amount of Damages with respect to all misrepresentations and breaches of warranty referred to in Section 11.02(a)(i) exceeds $15,000,000 and then only to the extent of such excess and (ii) except as set forth in this Section 11.02, the Seller Entities' maximum liability for misrepresentations or breaches of warranty (by virtue of an indemnification claim under Section 11.02(a)(b), a claim of contractual misrepresentation or otherwise) shall be $65,000,000 in the aggregate (except that the limitations on liability set forth in clauses (i) and (ii) of this proviso shall not apply to breaches of the representations and warranties set forth in Sections II.01, II.02, II.03, II.04, II.05, II.12 or
II.14 of Exhibit II, Exhibit IV or Exhibit V). The fact that the survival period with respect to any representation or warranty has terminated or that indemnification for breaches of representations and warranties is subject to the limitations set forth in this Section 11.02(a) shall not limit or affect in any respect the Seller Entities' indemnification obligations with respect to any Excluded Liabilities (even if such Excluded Liability is also the subject of a representation or warranty).

         (b) Buyer hereby indemnifies the Seller Entities, their Affiliates and their respective Representatives against and agrees to hold each of them harmless on an after-Tax basis (as described in Section IV.05) from any and all Damages incurred or suffered by them arising out of:

                  (i) any misrepresentation or breach of warranty (disregarding any qualification or exception contained in such representation or warranty relating to materiality or Material Adverse Effect), covenant or agreement made or to be performed by Buyer pursuant to any of the Transaction Documents;

                  (ii) any Assumed Liability (including, without limitation, any failure by the Partnership to perform or in due course pay and discharge any Assumed Liability); or

                  (iii) the enforcement of their rights under this Section
11.02.

     SECTION 11.3. Procedures for Third Party Claims. (a) The parties seeking indemnification under Section 11.02 (the "Indemnified Parties") agree to give prompt notice to the parties against whom indemnity is sought (the "Indemnifying Parties") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 11.02 (the "Third Party Claims"). The failure by any Indemnified Party so to notify the Indemnifying Parties shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 11.03, except to the extent such failure shall actually prejudice an Indemnifying Party.

         (b) Upon receipt of notice from the Indemnified Parties pursuant to
Section 11.03(a), the Indemnifying Parties will, subject to the provisions of
Section 11.03(c), assume the defense and control of such Third Party Claims but shall allow the Indemnified Parties a reasonable opportunity to participate in the defense of such Third Party Claims with their own counsel and at their own expense (except as provided in Section 11.03(d). The Indemnifying Parties shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Indemnified Parties; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Parties shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Indemnifying Parties in the defense of any Third Party Claim defended by the Indemnifying Parties.

         (c) The Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party; but only if the Indemnifying Parties shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement;
(2) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply or adversely affect any Indemnified Party or to the conduct of any Indemnified Party's business; and (3) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim.

         (d) The Indemnifying Parties shall also be liable for the reasonable fees and expenses of counsel incurred by each Indemnified Party in defending any Third Party Claim if such Third Party Claim, if successful, is likely to result in a judgment, decree or order of injunction or other equitable relief or relief for other than money Damages against such Indemnified Party.

         SECTION 11.4. Procedures for Direct Claims. In the event any Indemnified Party should have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section
11.03 it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty. If the Indemnifying Party does not notify the Indemnified Party within 30 calendar days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article, the claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article 11, and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall resolve such dispute in accordance with Section 13.09.

                                   ARTICLE 12

                                   TERMINATION

     SECTION 12.1. Grounds for Termination. The Transaction Documents may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of Buyer and Seller;

         (b) by either Buyer or Seller if the Closing shall not have been consummated by June 30, 1998 (the "End Date"); provided, however, that neither Buyer nor Seller may terminate the Transaction Documents pursuant to this
Section 12.01(b) if the Closing shall not have been consummated by the End Date by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents;

         (c) by Buyer, if a breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 10.01 or
10.02 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Seller of notice of such breach from Buyer;

         (d) by Seller, if a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Sections 10.01 or 10.03 not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 Business Days following receipt by Buyer of notice of such breach from Seller; or

         (e) by either Buyer or Seller if there shall be any law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         The party desiring to terminate the Transaction Documents pursuant to Sections 12.01(b) - 12.01(e) shall give notice of such termination to the other parties.

         SECTION 12.2. Effect of Termination. Subject to Section 12.03, if the Transaction Documents are terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any Affiliate or Representative of such party) to any other party to any Transaction Document, except that if such termination shall result from the (i) failure of any party to this Agreement to fulfill a condition to the performance of the obligations of the other parties that is within the control of such party, (ii) failure of any party to this Agreement to perform a covenant or agreement contained in any Transaction Document, (iii) breach by any party to this Agreement of any representation or warranty contained in this Agreement made as of the date of this Agreement or (iv) willful or negligent breach by any party to this Agreement of any representation or warranty (other than a breach of any representation or warranty specified in clause (iii)) contained in any Transaction Document, such party shall be fully liable for any and all Damages incurred or suffered by any other party as a result of such failure or breach. The provisions of Sections 6.02, 7.03, 0, 11.03, 11.04, 0, 13.01, 13.04, 13.06
and 13.09 and this Section 12.02 shall survive any termination of this Agreement pursuant to Section 12.01.

         SECTION 12.3.  Termination Fee.  (a) In the event that:

         (i) the Transaction Documents are terminated pursuant to Section 12.01b) by reason of failure of the condition specified in Section 10.03(b) to be satisfied; or

         (ii) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting consummation of the Contemplated Transactions pursuant to Section 7 of the Clayton Act, as amended, or Section 5 of the Federal Trade Commission Act, as amended, the Sherman Act (other than, in any such case, a temporary restraining order), and the Transaction Documents shall have been terminated by Seller or Buyer pursuant to Section 12.01(b) or by Buyer pursuant to Section 12.01(e);

then, in either event, Buyer shall pay the Asset Transferors promptly a fee in the aggregate amount of $20,000,000 ("Break-up Fee"), which amount shall be payable in immediately available funds by wire transfer to one or more accounts designated by Seller; provided, however, that if, within 12 months after this Agreement shall have been terminated in the circumstances described in Section 12.03(a)(i) or (ii), (x) Seller or its Affiliates sell, lease, exchange or transfer (in one transaction or a series of related transactions), whether by stock or asset sale, all or substantially all of the assets comprising the Business or (y) any transaction involving a Change of Control is consummated, then Seller shall, promptly after the consummation of such transaction or transactions, reimburse Buyer in immediately available funds for the full amount of the Break-Up Fee paid by Buyer pursuant to this Section 12.03, without interest; provided that no reimbursement shall be required pursuant to this paragraph unless (i) in the case of an event referred to in clause (x) above, the aggregate consideration paid to Seller and its Affiliates exceeds the Purchase Price or (ii) in the case of an event referred to in clause (y) above, an amount equal to 40% of the aggregate consideration paid to Seller, its Affiliates and its stockholders exceeds the Purchase Price.

         (b) Notwithstanding the provisions of Section 12.03, in no event shall Buyer be obligated to make any payment pursuant to Section 12.03(a) if, at the time the Transaction Documents are terminated pursuant to Section 12.0(b) or 12.01(e), Buyer has a reason not to consummate the Contemplated Transactions independent of the matters referred to in clauses (i) and (ii) of Section 12.03(a) (including, without limitation, any material breach by Seller of any of its obligations under Section 7.01).

                                   ARTICLE 13

                                  MISCELLANEOUS

     SECTION 13.1. Notices. All notices, requests and other communications to any party under any Transaction Document shall be in writing
(including  telecopy or similar writing) and shall be given,

                  if to any Seller Entity:

                           Stewart & Stevenson Services, Inc.
                           2707 North Loop West
                           Houston, Texas 77251
                           Attention: General Counsel
                           Telecopy: 713-868-0208

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin
                           Suite 2300
                           Houston, TX 77002
                           Attention: Keith R. Fullenweider, Esq.
                           Telecopy: 713-615-5855

                  if to any Buyer Entity:

                           GE Power Systems
                           1 River Road
                           Schenectady, NY 12345
                           Attention: General Counsel
                           Telecopy: 518-385-4725

                  with a copy to:

                           General Electric Company
                           3135 Easton Turnpike
                           Fairfield, CT 06431
                           Attention: Senior Counsel for Transactions
                           Telecopy: 203-373-3008

                  and a copy to

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017
                           Attention: David L. Caplan, Esq.
                           Telecopy: 212-450-5744

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section.

     SECTION 13.2. Amendments; No Waivers. (a) Any provision of any Transaction Document may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party to such Transaction Document, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by any party of any condition to its obligations to consummate the Contemplated Transactions shall operate as a waiver of such party's rights to indemnification under Article 11 with respect to the same or any other matter. No investigation by Buyer pursuant to Section 5.02 or otherwise shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Seller in this Agreement, the right of Buyer not to consummate the Contemplated Transactions pursuant to Section 10.02 or any Buyer Entity's rights to indemnification under Article 11. The rights and remedies provided under the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 13.3. Parties in Interest. Nothing in this Agreement or in any other Transaction Document is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Buyer Entities or the Seller Entities and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any such third persons to the Buyer Entities or the Seller Entities. No provision of this Agreement or any other Transaction Document shall give any such third persons any right of subrogation or action over or against the Buyer Entities or the Seller Entities. Notwithstanding the foregoing, Buyer shall be a third party beneficiary of the Contribution and Assumption Agreement, the Transitional Services Agreement, the Sublease Agreement and the other agreements entered into by the Partnership pursuant to this Agreement.

     SECTION 13.4. Expenses. Except as otherwise provided in any Transaction Document, all costs and expenses incurred in connection with the Contemplated Transactions shall be paid by the party incurring such cost or expense.

     SECTION 13.5. Successors and Assigns. The provisions of the Transaction Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under any Transaction Document without the consent of each other party, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates (other than the Partnership after the Closing), its rights under this Agreement or under any other Transaction Document, but no such transfer or assignment will relieve Buyer of its obligations under this Agreement or under any other Transaction Document.

     SECTION 13.6. Governing Law. Each Transaction Document shall be governed by and construed in accordance with the law of the State of New York (without regard to the conflicts of law rules of such state).

     SECTION 13.7. Counterparts; Effectiveness. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. Each Transaction Document shall become effective when each party to such Transaction Document shall have received a counterpart of such Transaction Document signed by the other parties to such Transaction Document.

     SECTION 13.8. Entire Agreement. The Transaction Documents (and any other agreements contemplated thereby) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of such documents. No representation, inducement, promise, understanding, condition or warranty not set forth in any Transaction Document has been made or relied upon by any party to such Transaction Document.

     SECTION 13.9. Dispute Resolution. (a) Except as set forth in Section 2.04 or 5.03(d), any dispute, controversy or claim arising out of or relating to the Contemplated Transactions or any of the Transaction Documents, or the validity, interpretation, breach or termination of any such agreement, including claims seeking redress or asserting rights under Applicable Law (a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section 13.09. Until completion of such procedures, and except as provided in Section 5.03(d), no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted by this Agreement or
(ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

         (b) Any party seeking resolution of a Dispute shall first submit the Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. Mediation will continue for at least 60 days unless the mediator chooses to withdraw sooner.

         (c) All communications between the parties or their Representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.

         (d) If a Dispute is not resolved by mediation undertaken pursuant to paragraph (c), then any party may take action to force resolution of the Dispute by judicial process. Subject to Section 13.09(b), any suit, action or proceeding seeking to resolve any Dispute may be brought against any other party only in the United States District Court for the Southern District of New York or the Southern District of Texas or any state court sitting in the City of New York, Borough of Manhattan, or Houston, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid in such court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party at the address referred to in Section 13.01, together with notice of such service to such party, shall be deemed effective service of process upon such party.

     SECTION 13.10. Captions. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation of the provisions of this Agreement.

     SECTION 13.11. Bulk Sales Laws. Each party hereby waives compliance by the Seller Entities with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller and the other Seller Entities hereby agree to jointly and severally indemnify and hold harmless Buyer, the Buyer Entities and their Affiliates against any and all Damages incurred by Buyer, the Buyer Entities or any of their Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

     SECTION  13.12.  Conflicts.  In  the  event  of a
conflict between any term of this Agreement and information contained in the Disclosure Schedule, the terms included in this Agreement shall govern.

The parties have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.



                            GENERAL ELECTRIC COMPANY

                                /s/ Robert L. Nardelli
                            By:_____________________________
                            Name:  Robert L. Nardelli
                            Title: Senior Vice President



                            STEWART & STEVENSON SERVICES, INC.

                                /s/ Robert L. Hargrave
                            By:_____________________________
                            Name:  Robert L. Hargrave
                            Title: Chief Executive Officer

                                                                    EXHIBIT I

                                           Definitions

     I.01. Definitions. (a) The following terms, as used in this Agreement, have the following meanings:

     "Accounting Schedule" means the Accounting Schedule relating to the Transaction Agreement.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. It is understood that (i) the Partnership and all Stock Subsidiaries, if any, are Affiliates of the Seller Entities with respect to matters arising and actions to be taken prior to and at the Closing and are Affiliates of the Buyer Entities with respect to matters arising and actions to be taken after Closing and (ii) S&S Trust (and any successor thereto) shall be deemed an Affiliate of Seller.

     "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental
Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets or Representatives (in connection with such Representative's activities on behalf of such Person or any of its Affiliates).

     "Asset Transferors" means Seller, Stewart & Stevenson (UK) Limited, Stewart & Stevenson Realty, Inc., S&S Trust, Stewart & Stevenson International, Inc., Stewart & Stevenson Technical Services, Inc., Stewart & Stevenson Technical Services Japan, Ltd K.K., Tokumai Kumiai Holdings, Inc., Creole Stewart & Stevenson, Inc., CPS International, Inc., Creole (Nigeria) Limited, Stewart & Stevenson Operations, Inc., Stewart & Stevenson Operations (Nigeria) Limited, Proluz de Honduras, S.A., Representaciones SSTS, C.A., Proluz S.A., Stewart & Stevenson Project Services, Inc., Stewart & Stevenson Endustriyol Hizmetier Limited, S&S Development Services, Inc., S&S Cogen, Inc., Stewart & Stevenson Interamericas, Inc. and each other Subsidiary of Seller that holds Transferred Assets or is subject to Assumed Liabilities.

     "Assumed Liabilities" means all liabilities and obligations to the extent arising primarily out of the conduct of the Business, including, without limitation:

     (a) all liabilities in the amounts and to the extent set forth on the Closing Net Assets Statement;

     (b) all liabilities and obligations of any Seller Entity arising under Contracts and Bids (other than Contracts or Bids entered into or made in violation of this Agreement);

     (c) all accounts payable of the Business arising in the ordinary course of business since July 31, 1997 and not in violation of this Agreement;

     (d) all obligations of any Seller Entity in respect of Transferred Employees, but only to the extent expressly set forth in Exhibit V to this Agreement;

     (e) all deferred income relating primarily to the Business;

     (f) all liabilities and obligations relating to any products manufactured or sold or services provided by the Business in the ordinary course on or prior to the Closing Date (including, without limitation, warranty obligations and product liability obligations); and

     (g) all liabilities and obligations under guarantees of performance, performance bonds or standby letters of credit, in each case to the extent such liabilities or obligations secure or guarantee performance under a Bid or Contract;

provided that in no event shall the Assumed Liabilities include any Excluded Liability.

     "Bid" means any written quotation, bid or proposal made by any Seller Entity in connection with the Business that if accepted or awarded would lead to a Contract for the design, manufacture and sale of products or the provision of services by the Business.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Buyer Entities" means, with respect to matters arising and actions to be taken prior to and at Closing, Buyer, the Buyer Partners and the Foreign Asset Transferee and, with respect to matters arising and actions to be taken after Closing, Buyer, the Buyer Partners, the Partnership, the Stock Subsidiaries, if any, and the Foreign Asset Transferee.

     "Buyer  Partners"  means the  First  Buyer  Partner  and the  Second  Buyer
Partner.

     "Cause" means (a) a Person's continued failure to perform diligently his or her reasonably assigned duties, (b) fraud, theft or embezzlement by such Person or the commission by such Person of any fraudulent activity against or involving the Business, any Buyer Entity or any Affiliate of any of the foregoing, (c) the commission by such Person of a felony, (d) any willful or negligent act or omission by such Person which is injurious (including, without limitation, reputational injuries) to the Business, any Buyer Entity or any Affiliate of any of the foregoing or (e) such Person's violation of Buyer's work rules or "Integrity Policies" to the extent such violation is, in the ordinary course, considered by Buyer to constitute just cause for dismissal for similarly situated employees.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated under such Act.

     "Change of Control" means the occurrence of any of the following events with respect to Seller: (i) there shall be consummated (A) any merger, consolidation or other business combination involving Seller pursuant to which stockholders holding a majority of the shares of Seller's voting stock receive cash or other securities (other than voting stock) in respect of such shares or as a result of which the stockholders of Seller immediately prior to the effective date of such transaction do not own a majority of the shares of voting stock of the parent entity surviving or resulting from such merger, consolidation or other business combination, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Seller or (ii) any Person or group shall become the beneficial owner (within the meaning of Rule 13d-3 under the
Securities Exchange Act of 1934, as amended) of securities of Seller representing 50% or more of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

     "Closing Date" means the date of the Closing.

     "Confidentiality Agreement" means the Confidentiality Agreement dated May 30, 1997 between Buyer and Seller.

     "Consolidated Subsidiaries" means as to any Person each Subsidiary of such Person the financial statements of which would be consolidated with the financial statements of such Person in accordance with generally accepted accounting principles.

     "Contemplated Transactions" means the transactions contemplated by the Transaction Documents.

     "Contracts" means all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments of any kind, whether written or oral, that relate primarily to the Business, other than any contracts, agreements or other arrangements or instruments of any kind relating to Tax or Indebtedness for Borrowed Money.

     "Contribution and Assumption Agreement" means the Contribution and Assumption Agreement among the Partnership and the Asset Transferors (a copy of which is attached as Attachment A to the Transaction Agreement), as the same may be amended from time to time.

     "Disclosure Schedule" means the Disclosure Schedule relating to the Transaction Agreement.

     "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority or other third party, in effect on the date of this Agreement, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise Hazardous Substances, wastes or materials.

     "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to Seller or any of its Affiliates, any property now or previously owned, leased or operated by Seller or any of its Affiliates, the Business (as currently or previously conducted), the Transferred Assets or any activities or operations occurring or conducted at the Real Property (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to any Environmental Law and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date (including, without limitation, any matter disclosed or required to be disclosed in Section II.25 of the Disclosure Schedule).

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority relating to or required by Environmental Laws and affecting, or relating in any way to, the Business.

     "Excluded Assets" means:

     (a) the cash and cash equivalents of the Seller Entities on hand and in banks, except for petty cash located at the operating facilities of the Business;

     (b) all original books and records that any Seller Entity or any of its Affiliates is required to retain pursuant to any Applicable Law (in which case copies of such books and records shall be provided to the Partnership); except that all arrangements with respect to books and records shall be structured so as to protect all applicable privileges (including, without limitation, the attorney-client privilege);

     (c) subject to Section 7.03, the Seller Trademarks and Trade Names and related logos;

     (d) all assets of Seller and its Subsidiaries not owned, held or used primarily in the conduct of the Business;

     (e) all rights of the Seller Entities under any of the Transaction Documents and the agreements and instruments delivered to the Seller Entities by Buyer pursuant to any of the Transaction Documents;

     (f) any Transferred Assets sold or otherwise disposed of in the ordinary course of business and not in violation of any Transaction Document during the period from the date of this Agreement until the Closing Date;

     (g) the interests and other assets set forth on Attachment B; and

     (h) except to the extent Buyer makes an election pursuant to Section 7.08 (and then only to the extent of such election) and except for the limited and general partnership interests in the Partnership, any stock or other equity interests in Seller or any Subsidiary of Seller.

     "Excluded Liabilities" means:

     (a) all debts, obligations, contracts and liabilities of any Seller
Entity or any of its Affiliates not arising primarily out of the conduct of the Business, except as otherwise specifically provided in the Transaction Documents;

     (b) all Indebtedness for Borrowed Money, including, without limitation, obligations under notes to Seller or Affiliates of Seller;

     (c) all liabilities or obligations for (i) all Taxes of the Seller
Entities and their Affiliates, (ii) all Taxes arising from or relating to the Pre-Closing Tax Period (other than any Taxes attributable to actions of a Tax Indemnity Entity on the Closing Date after the Closing which are not in the ordinary course of its business), the non-payment of which would result in a Lien on any Transferred Asset, would otherwise adversely affect the Business or would result in any Buyer Entity or any Tax Indemnity Entity becoming liable or responsible for such Taxes, (iii) all liabilities of the Tax Indemnity Entities resulting from Treasury Regulation 1.1502-6(a) or otherwise for Taxes of Seller or any other corporation as a result of any Tax Indemnity Entity being a member of an affiliated, consolidated, combined or unitary group with Seller or any such other corporation during the Pre-Closing Tax Period, (iv) Section 338 Taxes and (v) all Taxes resulting from the acquisition by Buyer Partners of the Partnership Interests (including, without limitation, all Taxes (other than Taxes relating solely to depreciation or amortization timing differences for periods after the Closing) as a result of a deemed termination of the Partnership under Section 708 of the Code);

     (d) (i) any liability or obligation arising out of any violation or alleged violation of any Applicable Law and (ii) any liability or obligation arising out of any action, suit, investigation or proceeding relating to or arising out of Seller's 1987 subcontract to supply diesel generators to the Kingdom of Saudi Arabia;

     (e) any liability or obligation whether presently in existence or arising after the date of the Transaction Agreement relating to fees, commissions or expenses owed to any broker, finder, investment banker, accountant, attorney or other intermediary or advisor employed by the Seller Entities or any of their Affiliates in connection with the Contemplated Transactions, including Credit Suisse First Boston Corporation;

     (f) any liability or obligation whether presently in existence or arising after the date of the Transaction Agreement in respect of accounts payable to or allocated to any Seller Entity or any of its Affiliates except for accounts payable relating to materials or services used in the Business (it being understood that, without limiting the generality of the foregoing, all Indebtedness for Borrowed Money owing to Seller or any Affiliate of Seller shall be an Excluded Liability and all accounts payable to Seller or any Affiliate of Seller (x) in respect of intellectual property licensed by Seller or any Affiliate of Seller or (y) in connection with Seller's foreign sales corporation arrangement shall also be Excluded Liabilities);

     (g) any liability or obligation under any guarantee (including, without limitation, the Unconditional and Unlimited Guarantee dated November 8, 1996 between Seller and Republic National Bank of Miami relating to the Electroquil project), performance bond, standby letter of credit or similar agreement or arrangement to the extent such liability or obligation extends beyond a guarantee of performance under a Bid or Contract;

     (h) any liability or obligation arising primarily out of the Business existing as of the date of this Agreement of which any Seller Entity had knowledge as of the date of this Agreement which is not set forth in Section II.08, II.10(b), II.10(c), II.11, II.25 and II.26 of the Disclosure Schedule or specifically accrued for in the Opening Net Assets Statement (it being understood that, in any action for indemnity with respect to this clause (h), Buyer shall have the burden of proving that a Seller Entity had knowledge of the relevant Assumed Liability);

     (i) any liability or obligation whether presently in existence or arising after the date of the Transaction Agreement arising out of or relating to any of the interests, assets, arrangements or other matters referred to on Attachment B or Attachment D;

     (j) any liability or obligation arising out of the litigation involving Gilfred J. Vickers, Jr.;

     (k) any liability or obligation whether presently in existence or arising out of or relating to any real property other than real property listed in Section II.13 of the Disclosure Schedule; and

     (l) any liability or obligation relating to an Excluded Asset (except assets that are Excluded Assets solely by virtue of clause (f) of the definition of such term).

     "First Buyer Partner" means Buyer or a direct or indirect wholly-owned Subsidiary of Buyer, as Buyer may notify Seller not later than ten Business Days prior to the Closing Date.

     "General Partner" means the General Partner of the Partnership.

     "Good Reason" means (i) a substantial diminution in a Person's responsibilities with respect to the Business without such Person's consent or
(ii) a reduction of a Person's base salary or base wage rate by at least 20% without such Person's consent. It is understood that changes inherent in an acquisition of a business by another Person shall not constitute "Good Reason".

     "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "Governmental Claims" means any orders, requests, notices, letters or directions, or any suits, demands, actions for Damages or other legal claims made formally or informally by any Governmental Authority.

     "Hazardous Substances" means any hazardous substance regulated by any Environmental Law, including, without limitation, whether or not so regulated, petroleum, including crude oil or any fraction thereof, any radioactive material, polychlorinated biphenyls and any asbestos in any form or condition.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indebtedness for Borrowed Money" means all obligations for borrowed money, including (a) any obligation owed for all or any part of the purchase price of property or other assets or for services or for the cost of property or other assets constructed or of improvements to such property or other assets, other than current trade accounts payable included in current liabilities and incurred in respect of property or services purchased in the ordinary course of business, (b) any capital lease obligation, (c) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit (other than obligations under standby letters of credit securing performance under Contracts or Bids), (d) any guarantee with respect to indebtedness for borrowed money (of the kind otherwise described in this definition) of another Person, (e) any factored or sold receivables, (f) any progress payments in excess of specifically related inventory (net of accounts payable) but only to the extent the total of such excess amounts is greater than $10,000,000 and (g) an amount equal to the excess of (i) the aggregate amount of all past due accounts payable of the portion of the Business consisting of the Transferred Assets and the Assumed Liabilities as of the Closing Date over (ii) the aggregate amount of all past due accounts payable of such portion of the Business as of July 31, 1997.

     "Intellectual Property Right" means any trademark, service mark, service name, trade name, mask work, invention, patent, process, trade secret, copyright, technology, proprietary data, formula, research and development data, computer software program, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of the Transaction Documents, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Loss" means, with respect to any Contract, the excess, if any, of the
(x) sum of the projected direct costs to be incurred by the S&S Entities in the performance of such Contract and the projected selling, general and administrative costs to be allocated by the S&S Entities to the performance of such Contract over (y) total projected revenues to be derived from the performance of such Contract.

     "Loss Contract" means any Contract with respect to which, at any time prior to Closing, any of the Seller Entities knew or should have known (with the exercise of reasonable care) would result in a Loss.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business or assets of the portion of Business consisting of the Transferred Assets and the Assumed Liabilities, when taken as a consolidated whole; provided that any failure to obtain consents to the Contemplated Transactions from any material gas turbine supplier to the Seller Entities shall not be considered in determining whether a "Material Adverse Effect" has occurred.

     "Opening Net Assets Statement" means the Opening Net Assets Statement attached as Attachment E to the Transaction Agreement.

     "Partnership" means the limited  partnership to be established  pursuant to
Section 5.11.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

     "Representatives" means with respect to any Person, the officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Person.

     "Second Buyer Partner" means Buyer or a direct or indirect wholly-owned Subsidiary of Buyer, as Buyer may notify Seller not later than ten Business Days prior to the Closing Date.

     "Seller Entities" means, with respect to matters arising and actions to be taken prior to Closing, the Asset Transferors, the Partnership and the General Partner and, with respect to matters arising and actions to be taken after Closing, the Asset Transferors and the General Partner.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Transaction Documents" means the Transaction Agreement, the
Contribution and Assumption Agreement, the Partnership Agreement, the Transitional Services Agreement, the Sublease Agreement and any other agreements to be entered into in accordance with the terms of the Transaction Agreement.

     "Transferred Assets" means all of the assets, properties, rights, licenses, Permits, Contracts, Bids, causes of action and business of every kind and description as the same shall exist on the Closing Date, wherever located, real, personal or mixed, tangible or intangible, owned, held or used primarily in the conduct of the Business by any Seller Entity or any of its Affiliates as the same shall exist on the Closing Date, including all assets shown on the Opening Net Assets Statement and not disposed of as permitted or contemplated by this Agreement, and all assets of the Business acquired after the July 31, 1997 and not in contravention of this Agreement by any Seller Entity or any of its Affiliates, and including, without limitation, all right, title and interest of any Seller Entity or any of its Affiliates in, to and under:

     (a) all Real Property and leases of, and other interests in, Real Property, in each case together with all buildings, fixtures, and improvements erected on such Real Property;

     (b) all personal property and interests in personal property, including machinery, equipment, furniture, office equipment, software, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible personal property and interests in any of the foregoing owned by such Seller Entity or any of its Affiliates that are used or held for use primarily in the conduct of the Business;

     (c) all raw materials, work-in-process, finished goods, supplies and other inventories that are owned by such Seller Entity or any of its Affiliates and held primarily for sale, use or consumption in the Business;

     (d) all rights under all Contracts;

     (e) all Bids (with any Contracts awarded to such Seller Entity or any of its Affiliates on or before the Closing Date in respect of such Bids to be deemed Contracts);

     (f) all accounts, notes and other receivables, together with any unpaid interest or fees accrued on such accounts, notes and other receivables or other amounts due with respect to such accounts, notes and other receivables, of such Seller Entity or any of its Affiliates that relate to the Business, and any security or collateral for any of the foregoing;

     (g) all expenses that have been prepaid by such Seller Entity or any of its Affiliates to the extent relating primarily to the conduct of the Business, including but not limited to ad valorem taxes, lease and rental payments;

     (h) all petty cash located at the operating facilities of the Business;

     (i) all of such Seller Entity's rights, claims, counterclaims, crossclaims, credits, causes of action or rights of set-off against third parties relating to the Transferred Assets or Assumed Liabilities, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

     (j) all Intellectual Property Rights (other than the Seller Trademarks and Trade Names and related logos) primarily used in, planned primarily for use in, held primarily for the benefit of, or otherwise primarily related to the Business;

     (k) all books, records, files and papers, whether in hard copy or computer format, used or held for use in the conduct of the Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to any Tax imposed on the Transferred Assets;

     (l) such Seller Entity's or any of its Affiliates' interests in partnerships, joint ventures or other similar arrangements where such ownership relates primarily to the Business;

     (m) all goodwill primarily associated with the Business or the Transferred Assets, together with the right to represent to third parties that the Partnership is the successor to the Business; and

     (n) the general and limited partnership interests in the Partnership and the stock or other equity interests of any Person acquired in accordance with an election made pursuant to Section 7.08;

     provided that in no event shall the Transferred Assets include any Excluded Asset.

     "U.S. Government" means the United States Government and all agencies, instrumentalities and departments of the United States Government.

     (a) "To the knowledge of" (or any similar phrase) means with respect to Buyer or any Seller Entity, to the knowledge of any officer or member of senior management of Buyer or any Seller Entity, as the case may be, after reasonable investigation.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                                     Section
     ----                                                     -------
     Accounting Referee                                       2.04(c)
     active employee                                          V.03(a)
     Applicable Insurance                                     5.07(a)
     Backlog                                                  7.07(a)
     Backlog Notice                                           7.07(b)
     Base Amount                                              2.05(a)
     Benefit Arrangements                                     V.02(d)
     Break-up Fee                                            12.03(a)
     Business                                                recitals
     Business Intellectual Property Rights                   II.16(a)
     Business Lockboxes                                          5.06
     Buyer                                                   Preamble
     Capital Franchise Tax Component                         IV.03(c)
     Closing                                                     2.03
     Closing Net Assets                                       2.04(a)
     Closing Net Assets Statement                             2.04(a)
     Code                                                       IV.01
     Contribution and Assumption                              2.01(b)
     Damages                                                 11.02(a)
     Dispute                                                 13.09(a)
     employee benefit plan                                    V.02(a)
     Employee Plans                                           V.02(a)
     Employee Transfer Date                                   V.03(a)
     End Date                                                12.01(b)
     ERISA                                                       V.01
     ERISA Affiliate                                             V.01
     Federal Tax                                                IV.01
     Final Determination                                        IV.01
     Final Net Assets                                         2.05(a)
     Foreign Asset Transferee                                 2.01(b)
     Foreign Asset Transferor                                 2.01(a)
     Government Contracts                                    II.10(e)
     Gross Margin                                             7.07(d)
     inactive employees                                       V.03(a)
     Indemnified Parties                                     11.03(a)
     Indemnifying Parties                                    11.03(a)
     Indirect Entity                                            IV.01
     Lost Margin                                              7.07(d)
     Multiemployer Plan                                          V.01
     New DC Plan                                                 V.06
     New Pension Plan                                            V.05
     Opening Net Assets                                      II.07(a)
     Partnership Agreement                                       7.09
     Partnership Interests                                      IV.05
     PEMEX Letter Agreement                                      5.13
     Permits                                                    II.18
     Permitted Liens                                         II.13(b)
     Pre-Closing Tax Period                                     IV.01
     Property Taxes                                          IV.03(c)
     Purchase Price                                              2.02
     Purchased Equity                                         2.01(c)
     Quarterly Date                                           2.05(b)
     Real Property                                           II.13(a)
     Regulation                                                 IV.01
     Required Consents                                          II.06
     Returns                                                    IV.01
     Section 338 Tax                                            IV.01
     Section 338(g) Election                                    IV.04
     Section 338(h)(10) Election                                IV.04
     Seller                                                  Preamble
     Seller DC Plan                                              V.06
     Seller Pension Plan                                         V.05
     Seller Trademarks and Trade Names                        7.03(a)
     Stock Subsidiary                                            7.08
     Sublease Agreement                                          7.09
     Tax                                                        IV.01
     Tax Asset                                                  IV.01
     Tax Claims                                              IV.03(g)
     Tax Indemnified Parties                                 IV.03(g)
     Tax Indemnifying Parties                                IV.03(g)
     Tax Indemnity Entity                                       IV.01
     Tax Sharing or Indemnity Agreement                         IV.01
     Taxing Authority                                           IV.01
     Third Party Claims                                      11.03(a)
     338(g) Entities                                            IV.04
     338(h)(10) Entities                                        IV.04
     Transfer Taxes                                          IV.03(d)
     Transferred Employees                                    V.03(a)
     Transitional Services Agreement                          7.06(a)
     USAF Interim Agreement                                  10.02(c)
     WARN Act                                                    7.04
     YPF Agreement                                            5.01(e)
     YPF Receivable                                           5.01(e)


                                   EXHIBIT II

                    Representations and Warranties of Seller

     Seller represents and warrants to the Buyer Entities as of the date of this Agreement and as of the Closing Date that:

     II.01. Corporate Existence and Power. Each of the Seller Entities is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all corporate or other similar powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has made available to Buyer true and complete copies of the organizational documents of each Seller Entity as currently in effect.

     II.02. Corporate Authorization. The execution, delivery and performance by each Seller Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions are within its corporate or other similar powers and have been duly authorized by all necessary corporate action on the part of such Seller Entity. Each Transaction Document to which any Seller Entity is a party constitutes a valid and binding agreement of such Seller Entity, enforceable against such Seller Entity in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law). There is no vote or other approval of any stockholders of Seller required to permit consummation of the Contemplated Transactions.

     II.03. Governmental Authorization. The execution, delivery and performance by each Seller Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable foreign antitrust regulatory approvals; and (iii) compliance with the terms of the USAF Interim Agreement; and (iv) compliance with the requirements of the Connecticut Transfer Act.

     II.04. Noncontravention. The execution, delivery and performance by each Seller Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions do not and will not (i) violate the certificate of incorporation or bylaws or other organizational documents of such Seller Entity, (ii) assuming compliance with the matters referred to in
Exhibit II.03, violate any Applicable Law, (iii) assuming the obtaining of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller Entity or to a loss of any benefit relating to the Business to which such Seller Entity is entitled under any provision of any agreement or other instrument binding upon such Seller Entity or by which any of the Transferred Assets is or may be bound or (iv) result in the creation or imposition of any Lien on any Transferred Asset, other than Permitted Liens, except for such violations referred to in clause (ii), defaults, rights of termination, cancellation or acceleration or losses referred to in clause (iii) or impositions of Liens referred to in clause (iv) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     II.05. Ownership of the Purchased Equity. Upon consummation of the Contemplated Transactions, the Buyer Partners shall be the record and beneficial owner of the Purchased Equity, free and clear of any Lien and any other limitation or restriction. Except for the Purchased Equity, there are no outstanding (i) partnership or other equity interests in the Partnership, (ii) securities of the Partnership convertible into or exchangeable for partnership or other equity interests in the Partnership or (iii) options or other rights to acquire or other obligations of the Partnership to issue any partnership or other equity interests in the Partnership.

     II.06. Consents. Section II.06 of the Disclosure Schedule sets forth each Contract (in effect on the date of this Agreement) binding upon any Seller Entity or any Permit requiring a consent or other action by any Person as a result of the execution, delivery and performance of the Transaction Documents or the consummation or the Contemplated Transactions other than agreements, contracts or other instruments between a Seller Entity, on the one hand, and Buyer or an Affiliate of Buyer, on the other hand (the "Required Consents").

     II.07. Opening Net Assets Statement. (a) Column 1 of the Opening Net
Assets Statement presents fairly in accordance with generally accepted accounting principles the consolidated financial position of the Business at July 31, 1997. Column 2 of the Opening Net Assets Statement presents fairly in accordance with generally accepted accounting principles the adjustments to Column 1 of the Opening Net Assets Statement necessary to reflect (i) the elimination of the LIFO item set forth in Column 1 and (ii) the Tax-related assets and liabilities which are Excluded Assets and Excluded Liabilities, respectively. Column 3 of the Opening Net Assets Statement presents fairly in accordance with generally accepted accounting principles the adjustments to Column 1 of the Opening Net Assets Statement necessary to reflect the employee-related assets and liabilities which are Excluded Assets and Excluded Liabilities, respectively. Column 4 presents fairly in accordance with generally accepted accounting principles the adjustments to Column 1 of the Opening Net Assets Statement necessary to exclude the Excluded Assets and Excluded Liabilities not addressed above. Column 5 of the Opening Net Assets Statement presents fairly the adjustments to the amounts set forth in the "Unbilled Receivables" and "Inventory" line items in the Opening Net Assets Statement necessary to restate such line items in accordance with the accounting principles set forth in Section II.07(b). The amount captioned "GTO Net Assets to Be Sold" in Column 6 of the Opening Net Assets Statement is referred to as "Opening Net Assets".

     (b) For purposes of the fifth sentence of Section II.07(a), "inventory", including used and rebuilt inventory and inventory acquired through trade-in, and "unbilled receivables" are stated at the lower of cost or market. For purposes of the immediately preceding sentence,

     (A) "cost" is the sum of (i) direct materials cost (net of discounts other than cash discounts for prompt payment), (ii) freight, travel and subsistence for direct labor, subcontracted goods and services (including expediting fees), each at the actual invoiced price and in each case for items identified to a specific job, (iii) duties and excise taxes, in each case for items identified to a specific job, (iv) direct labor at actual cost but including only productive time (excluding items such as idle time, rework, vacations, holidays and sick days) and (v) an apportionment of indirect costs from the manufacturing overhead, warehousing, procurement, incoming quality control, handling, freight not allocated to a specific job, material management, outgoing quality control and assurance and manufacturing engineering cost pools. Direct material costs for materials purchased for a specific job are shown at actual invoiced price. Direct material costs for materials purchased for stock are shown at actual invoiced price if identified by serial number and otherwise at current replacement cost. Intercompany or interdivisional transfers are made at the actual cost of the transferring component which includes the overhead allocation portion of the transferring component cost; and

     (B) "market" is current replacement cost, but not in excess of net realizable value.

     II.08. Absence of Certain Changes. Since July 31, 1997 and except as set forth in Section II.08 of the Disclosure Schedule, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

     (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (b) any creation or other incurrence of any Lien, except for Permitted Liens, on any Transferred Asset other than in the ordinary course of business consistent with past practices;

     (c) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Transferred Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (d) any transaction or commitment made, or any Contract entered into, by any Seller Entity (including the acquisition or disposition of any assets) or any relinquishment by any Seller Entity of any contract or other right, in either case, material to the portion of the Business consisting of the Transferred Assets and Assumed Liabilities, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by the Transaction Documents;

     (e) any amendment or modification of any Contract (other than a Contract listed on Section 7.07 of the Disclosure Schedule) where the aggregate effect of all such amendments and modifications would be a decrease in the backlog value of Contracts of at least $500,000 or a change in any of the agreed or customary payment terms of any Contract;

     (f) except as contemplated by this Agreement and except for any such change after the date of this Agreement required by reason of a concurrent change in generally accepted accounting principles, any change in any method of accounting or accounting practice by Seller with respect to the Business;

     (g) any (i) employment, deferred compensation, severance, welfare, retirement or other similar agreement or arrangement entered into with any officer or employee of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any officer or employee of the Business, (iii) grant of annual compensation or other benefits to any new employee of the Business in excess of the comparable amounts paid to the individual previously serving in the position in which such new employee is to serve or (iv) change in compensation or other benefits payable to any officer or employee of the Business pursuant to any severance, welfare or retirement plans or policies of such plans, other than in the ordinary course of business consistent with past practices; or

     (h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or Representative of a labor union to organize any employees of the Business, which employees were not subject to a collective bargaining agreement at July 31, 1997, or any lockouts, strikes, slowdowns, work stoppages or threats of any of the foregoing by or with respect to employees of the Business.

     II.09. No Undisclosed Material Liabilities. There are no liabilities of the Business or the Partnership of any kind whatsoever, whether known or unknown, accrued, absolute, contingent, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

     (a) liabilities provided for in the Opening Net Assets Statement;

     (b) liabilities  disclosed in Section II.08,  II.10(b),  II.10(c),  II.11,
II.25 or II.26 of the Disclosure Schedule; and

     (c) liabilities incurred after July 31, 1997 in the ordinary course of business consistent with past practices that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

     II.10. Material Contracts. (a) Except as set forth in Section II.10 of the Disclosure Schedule, with respect to the portion of the Business consisting of the Transferred Assets and Assumed Liabilities, none of the Seller Entities is a party to or bound by:

     (i) any lease (whether of real or personal property) providing for annual rentals of $100,000 or more;

     (ii) other than agreements for the purchase of materials, supplies, goods, services or equipment entered into after the date of this Agreement in the ordinary course of business consistent with past practice and not in violation of Section 5.01, any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by such Seller Entity of $1,000,000 or more or (B) aggregate payments by such Seller Entity of $1,000,000 or more;

     (iii) other than sales, distribution or other similar agreements providing for the sale of materials, supplies, goods, services or equipment entered into after the date of this Agreement and not in violation of Section 5.01, any sales, distribution or other similar agreement providing for the sale by such Seller Entity of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to such Seller Entity of $1,000,000 or more or (B) aggregate payments to such Seller Entity of $1,000,000 or more;

     (iv) any partnership, joint venture, debt or equity interest or investment in any Person (other than wholly-owned Subsidiaries of Seller) or other similar agreement or arrangement (other than the agreement relating to the formation of the Partnership as in effect on the date of this Agreement);

     (v) any agreement relating to the acquisition or disposition of any line of business (whether by merger, sale of stock, sale of assets or otherwise);

     (vi) any option, license, franchise or similar agreement;

     (vii) any agency, dealer, sales representative, marketing, consulting, advisory or other similar agreement with any Person other than Buyer or any Affiliate of Buyer;

     (viii) any agreement that limits the freedom of such Seller Entity to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Transferred Asset or which would so limit the freedom of the Partnership after the Closing Date;

     (ix) any agreement with or for the benefit of any Affiliate of such Seller Entity; or

     (x) any other agreement, commitment, arrangement or plan not made in the ordinary course of business consistent with past practices that is material to the Business.

     (b) Except as disclosed in Section II.10 of the Disclosure Schedule, each material Contract is a legal, valid and binding obligation of a Seller Entity and, to the knowledge of such Seller Entity, each other party to such Contract, enforceable against such Seller Entity and, to the knowledge of such Seller Entity, each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles), and neither such Seller Entity nor, to the knowledge of such Seller Entity, any other party to such Contract is in material default or has failed to perform any material obligation under such Contract (other than payment delinquencies under accounts receivable), and there does not exist any event, condition or omission which would constitute a material breach or material default (whether by lapse of time or notice or both), except for any such defaults, failures or breaches as, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. True and complete copies of each such Contract have been made available to Buyer.

     (c) All Contracts and Bids are being performed or were submitted, as the case may be, in the ordinary course of business. Except as set forth in
Section II.10 of the Disclosure Schedule, none of such Contracts is, and none of such Bids, if accepted or awarded, would reasonably be expected to result in, a Loss Contract.

     (d) Attachment C accurately reflects in all material respects the unfilled equipment backlog relating to the Business as of July 31, 1997 plus additional equipment orders received between August 1, 1997 and September 21, 1997.

     (e) Section II.10 of the Disclosure Schedule contains a complete list of all Contracts between any Seller Entity and the United States Government, a foreign government (excluding state owned commercial enterprises) or a department or agency of the United States Government or a foreign government ("Government Contracts").

     (f) All of the Government Contracts have been legally awarded and are binding on the parties to such Government Contracts, and each Seller Entity is in compliance in all material respects with all terms and conditions of the Government Contracts to which it is party, including all terms and conditions incorporated expressly by reference or by operation of law in such Government Contracts.

     (g) None of the Seller Entities has received any notice, written or oral, of material performance or administrative deficiencies relating to or involving any Government Contract, other than routine contract management interchanges such as deficiency reports, waivers, technical deficiencies, discrepancies and similar type actions.

     (h) Except as set forth in Section II.10 of the Disclosure Schedule and except for any of the following matters that has not affected and could not, directly or indirectly, affect in any respect Buyer, any Affiliate of Buyer, the Business, any Transferred Asset or any Transferred Employee, none of the Seller Entities, its Affiliates nor any of their respective directors, officers or employees is debarred or suspended from participation in the award of Government Contracts or from otherwise conducting business with the U.S. Government or any agency of the U.S. Government, nor are there facts or circumstances reasonably likely to form the basis of a debarment or suspension proceeding.

     (i) None of the Seller Entities has received any notice of any "stop orders", "cure notices", "show cause notices" or any "terminations for convenience or default" of any Government Contract.

     (j) There are no Government Contracts for the sale of goods or services for which, at the time of the most recent scheduled contract milestone, the work schedule was delinquent in any material respect.

     (k) There is no outstanding Bid for a packaging Government Contract for the sale of goods or services where performance of contractual effort will be begun prior to contract award without advance funding or customer acknowledgment that pre-contract costs will be incorporated in the resultant contract nor are there any existing letter contracts without defined contract values relating to or involving Government Contracts where performance will continue while awaiting additional contractual funding.

     (l) To the extent required by applicable regulations and to the extent applicable to the Business, each Seller Entity's pricing, cost accounting, estimating, material management and accounting, property and resource planning and procurement systems has been properly disclosed in all material respects to, and approved by, the United States Government, and such disclosures are in all material respects in compliance with applicable federal procurement law regulations.


     II.11. Litigation; Contract-Related Matters. Except as set forth in
Section II.11 of the Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of any Seller Entity, threatened against, the Business or any Transferred Asset before any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay consummation of the Contemplated Transactions.

     II.12. Compliance with Laws. None of the Seller Entities is in violation of, has violated, or to the knowledge of any Seller Entity is under investigation with respect to or has been threatened to be charged with or given notice of any material violation of any Applicable Law applicable to the Transferred Assets or the conduct of the Business. It is understood that this
Section II.12 does not address matters under Environmental Laws, which matters are addressed in Section II.25.

     II.13. Properties. (a) Section II.13 of the Disclosure Schedule correctly describes all real property used or held for use primarily in the Business included in the Transferred Assets (the "Real Property"), which any Seller Entity owns, leases, operates or subleases, any title insurance policies and surveys with respect to such Real Property (it being understood that such title insurance policies and surveys shall be delivered to Buyer within 30 days after the date of this Agreement), and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and the basic annual rent.

     (b) Prior to Closing, a Seller Entity had good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property or personal property valid leasehold interests in, all Transferred Assets (whether real, personal, tangible or intangible) reflected on the Opening Net Assets Statement or acquired after July 31, 1997, except for properties and assets sold since July 31, 1997 in the ordinary course of business consistent with past practices. No Transferred Asset is subject to any Lien, except:

     (i) Liens disclosed on the Opening Net Assets Statement;

     (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Opening Net Assets Statement); or

     (iii) Liens which do not materially detract from the value of such Transferred Asset, or materially interfere with any present or intended use of such Transferred Asset (clauses (i) - (iii) of this Exhibit II.13(c) are, collectively, the "Permitted Liens").

     (c) The plants, buildings, structures and equipment included in the Transferred Assets have no material defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present or intended uses and, in the case of plants, buildings and other structures, are structurally sound.

     (d) The plants, buildings and structures included in the Transferred
Assets currently have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the Business as it has previously been conducted. None of the structures on the Real Property constituting part of the Transferred Assets encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any Real Property constituting part of the Transferred Assets.

     (e) The Real Property constituting part of the Transferred Assets, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances.

     II.14. Sufficiency of and Title to the Transferred Assets. (a) The assets to be held by the Partnership and the Foreign Asset Transferee as of the Closing Date will constitute all of the property and assets used or held for use in the Business and will be adequate to conduct the Business on a basis consistent with past practices.

     (b) Upon consummation of the Contemplated Transactions, the Partnership or the Foreign Asset Transferee will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets, free and clear of all Liens, except for Permitted Liens.

     II.15.   [INTENTIONALLY OMITTED]

     II.16. Intellectual Property. (a) Section II.16 of the Disclosure
Schedule contains a list of all Intellectual Property Rights owned or licensed by any Seller Entity or any Affiliate of any Seller Entity and used in the Business ("Business Intellectual Property Rights"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right, (ii) the jurisdictions by or in which such Intellectual Property Right (A) is recognized (without regard to registration) or (B) has been issued or registered or in which an application for such issuance or registration has been filed, (iii) the registration or application numbers and (iv) the termination or expiration dates.

     (b) Section II.16 of the Disclosure Schedule sets forth a list of all licenses, sublicenses and other agreements as to which any Seller Entity or any Affiliate of any Seller Entity is a party and pursuant to which any Person is authorized to use any Business Intellectual Property Right, including the identity of all parties to such licenses, sublicenses and other agreements.

     (c) The Seller Entities own, free and clear of all Liens other than Permitted Liens, all right, title and interest in the Business Intellectual Property Rights.

     (d) Except as set forth in Section II.16 of the Disclosure Schedule, the Seller Entities own, or possess licenses or other valid rights to use, all material Business Intellectual Property Rights necessary for the continued operation of the Business in substantially the same manner as its operations have previously been conducted.

     (e) Upon consummation of the Closing, the Partnership will be vested with all of the Seller Entities' rights, title and interest in, and their rights and authority to use in connection with the Business, all of the material Business Intellectual Property Rights that constitute Transferred Assets and without payment of any royalties or other amounts to any Seller Entity or Affiliate thereof.

     (f) (i) Except as set forth in Section II.16 of the Disclosure
Schedule, since January 1, 1995, none of the Seller Entities has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any Business Intellectual Property Right, and none of the Seller Entities has any knowledge of any other such infringement by any Seller Entity, and (ii) none of the Seller Entities has any outstanding claim or suit for, and has no knowledge of, any continuing infringement by any other Person of any Business Intellectual Property Rights. No Business Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use of such Business Intellectual Property Right by any Seller Entity with respect to the Business or restricting the licensing of such Business Intellectual Property Right by any Seller Entity to any Person. None of the Seller Entities has entered into any agreement to indemnify any other Person against any charge of infringement of any Business Intellectual Property Right.

     (g) None of the processes and formulae, research and development results and other know-how relating to the Business, the value of which to the Seller Entities is contingent upon maintenance of the confidentiality of such processes and formulae, research and development results and other know-how relating to the Business, has been disclosed by any Seller Entity or any Affiliate of any Seller Entity to any Person other than Representatives of such Seller Entity, all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Buyer, except for any such disclosures that are not materially adverse, individually or in the aggregate, to the Business.

     II.17. Insurance Coverage. Seller has furnished to Buyer a list of all insurance policies and fidelity bonds relating to the Transferred Assets, the business and operations of the Business and its officers and employees. Except as set forth in Section II.17 of the Disclosure Schedule, there is no claim by any Seller Entity pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and each Seller Entity has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since September 1, 1994 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business. None of the Seller Entities knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as set forth in Section II.17 of the Disclosure Schedule, after the Closing the Seller Entities shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

     II.18. Licenses and Permits. Section II.18 of the Disclosure Schedule correctly describes each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Business (the "Permits") together with the name of the government agency or entity issuing such Permit. Except as set forth in Section II.18 of the Disclosure Schedule, (i) the Permits are valid and in full force and effect,
(ii) none of the Seller Entities is in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will, assuming the related Required Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of consummation of the Contemplated Transactions. Upon consummation of the Contemplated Transactions, the Partnership will, assuming the related Required Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits. It is understood that this Section II.18 does not address Permits granted under Environmental Laws, which matters are addressed in Section II.27.

     II.19. Inventories. Since July 31, 1997, "inventories" and "unbilled receivables" related to the Business have been maintained in the ordinary course of business. All such inventories (and inventories reflected in unbilled receivables) are owned free and clear of all Liens, except for Permitted Liens. All of the inventories (and inventories reflected in unbilled receivables) recorded on the Opening Net Assets Statement consist of, and all inventories (and inventories reflected in unbilled receivables ) related to the Business on the Closing Date will consist of, items of a quality usable or saleable in the normal course of the Business consistent with past practices and are and will be in quantities sufficient for the normal operation of the Business in accordance with past practice.

     II.20. Progress Payments. All progress payments made by customers of the Business are covered by specific inventory (net of accounts payable) held by the Business; provided that this representation and warranty shall be deemed to be true and correct unless the total of such excess amounts exceeds $10,000,000.

     II.21. Receivables. To the knowledge of the Seller Entities, all accounts, notes receivable and other receivables (other than receivables collected since July 31, 1997) reflected on the Opening Net Assets Statement are, and all accounts and notes receivable arising from or otherwise relating to the Business at the Closing Date will be, valid, genuine and fully collectible within the Seller Entities' customary collection cycle in the aggregate amount of such accounts and notes receivable, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Opening Net Assets Statement and reserves created thereafter in the ordinary course of business consistent with past practices. All accounts, notes receivable and other receivables arising out of or relating to the Business at July 31, 1997 have been included in the Opening Net Assets Statement.

     II.22. Finders' Fees. Except for Credit Suisse First Boston
Corporation, whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Seller Entities who might be entitled to any fee or commission in connection with the Contemplated Transactions.

     II.23. Employees. Section II.23 of the Disclosure Schedule sets forth a true and complete list of (a) the names, titles, years of service, annual salaries and other compensation of all salaried employees of the Business, (b) the wage rates for non-salaried employees of the Business (by classification) and (c) vacation eligibility and use for all employees of the Business. None of such employees has indicated to any Seller Entity that he or she intends to resign or retire as a result of the Contemplated Transactions or otherwise within one year after the Closing Date.

     II.24. Suppliers. (a) As of the date of this Agreement, no material supplier of the Business has indicated that it will stop, or materially decrease the rate of, supplying materials, products or services to the Business for reasons independent of the Contemplated Transactions. As of the date of this Agreement, none of the Seller Entities has received any notice that any significant supplier will not sell materials, products or services to the Partnership after the Closing on terms and conditions substantially similar to those used in its current sales to the Seller Entities, subject only to general and customary price increases, for reasons independent of the Contemplated Transactions.

     (b) No Seller Entity is a party to or bound by any contract, agreement, instrument, arrangement or understanding, whether written or oral, with European Gas Turbines that limits in any respect the ability of the Business to purchase, include in any of the Business' products or provide services with respect to any products manufactured by any Person anywhere in the world, except for limitations on the ability of the Business to purchase products manufactured or distributed by European Gas Turbines from Persons other than European Gas Turbines or its representatives and limitations on the ability of the Business to service gas turbines or parts manufactured or distributed by European Gas Turbines with parts not purchased from European Gas Turbines.

     II.25. Environmental Compliance. (a) Except as set forth in Section II.25 of the Disclosure Schedule:

     (i) in connection with or relating to the Transferred Assets or the portion of the Business consisting of Transferred Assets and Assumed Liabilities, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation action, claim, proceeding or review is pending, or to the knowledge of any Seller Entity, threatened by any Governmental Authority or other Person with respect to matters arising out of or relating to any Environmental Law;

     (ii) to the knowledge of any Seller Entity, there are no Environmental Liabilities arising in connection with or in any way relating to the Transferred Assets or the portion of the Business consisting of Transferred Assets and Assumed Liabilities arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability;

     (iii) no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or abandoned) is or has been present at, on, under or in any Transferred Asset or any other property now or previously owned, leased or operated by any Seller Entity in connection with the portion of the Business consisting of Transferred Assets and Assumed Liabilities in a concentration, amount or location that would trigger any remedial action obligations under Environmental Laws;

     (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on, under or from any Real Property or any other property now or previously owned, leased or operated by any Seller Entity in connection with the portion of the Business consisting of the Transferred Assets and Assumed Liabilities in a concentration, amount or location that would trigger any remedial investigation or action obligations under Environmental Laws;

     (v) no property now or previously owned, leased or operated by any Seller Entity in connection with the portion of the Business consisting of the Transferred Assets and Assumed Liabilities nor any property to which Hazardous Substances located on or resulting from the use of any Transferred Asset have been transported nor any property to which has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the knowledge of any Seller Entity, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup; and

     (vi) in connection with the Transferred Assets and the Business, each Seller Entity is in compliance with all Environmental Laws and has and is in compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect and assuming the related Required Consents have been obtained prior to the Closing Date, are transferable and will not be terminated or impaired or become terminable as a result of consummation of the Contemplated Transactions.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Seller Entity has knowledge in relation to any Transferred Asset or any other property or facility now or previously owned or leased by any Seller Entity which has not been delivered by Seller to Buyer at least ten days prior to the date of this Agreement. Any such environmental investigation, study, audit, test, review or other analysis conducted after the date of this Agreement will be promptly delivered by Seller to Buyer.

     (c) Except as set forth in Section II.25 of the Disclosure Schedule, none of the Transferred Assets is located in New Jersey or Connecticut.

     (d) For purposes of this Section, the term "Seller Entity" shall include any entity which is, in whole or in part, a predecessor of such Seller Entity.

     II.26. Guarantees, Etc. (a) To the knowledge of any Seller Entity,
Section II.26 of the Disclosure Schedule sets forth a true and complete list of the guarantees outstanding as of the date of this Agreement executed by any Seller Entity to support any Seller Entity's performance obligations under any of its Contracts or Bids (other than Excluded Assets). The obligations under all such guarantees (as well as any guarantees to be entered into after the date of this Agreement) are limited to a guarantee of a Seller Entity's performance of its obligations under a Contract or Bid.

     (b) Section II.26 of the Disclosure Schedule sets forth a true and complete list of the performance bonds and standby letters of credit outstanding as of the date of this Agreement posted by any Seller Entity to support a Seller Entity's performance obligations under any of its Contracts or Bids (other than Excluded Assets). The obligations under all such performance bonds and standby letters of credit (as well as any performance bonds or standby letters of credit entered into after the date of this Agreement) are limited to making payments as necessary support of any Seller Entity's performance obligations under any of its Contracts or Bids.

     II.27. Transfers of Employees. Except as set forth in Section II.27 of the Disclosure Schedule, since September 1, 1996, no Person whose principal responsibility involves or involved the conduct of the Business has been reassigned or transferred other than transfers or reassignments (i) to the Partnership or (ii) of clerical employees in the ordinary course of business.

     II.28. Representations. The representations and warranties of the Seller Entities contained in the Transaction Documents, disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect, are true and correct with only such exceptions as could not reasonably be expected to have a Material Adverse Effect.

                                   EXHIBIT III

                     Representations and Warranties of Buyer

     Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date that:

     III.01. Corporate Existence and Power. Each Buyer Entity is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     III.02. Corporate Authorization. The execution, delivery and performance by each Buyer Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions are within the corporate powers of such Buyer Entity and have been duly authorized by all necessary corporate action on the part of such Buyer Entity. Each Transaction Document to which any Buyer Entity is a party constitutes a valid and binding agreement of such Buyer Entity, enforceable against such Buyer Entity in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

     III.03. Governmental Authorization. The execution, delivery and performance by each Buyer Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions require no material action by or in respect of, or material filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) compliance with any applicable foreign antitrust regulatory approvals; (iii) compliance with the terms of the USAF Interim Agreement; and
(iv) compliance with the requirements of the Connecticut Transfer Act.

     III.04. Noncontravention. The execution, delivery and performance by each Buyer Entity of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions do not and will not (i) violate the certificate of incorporation or bylaws of such Buyer Entity or (ii) assuming compliance with the matters referred to in Exhibit III.03, violate any Applicable Law.

     III.05. Financing. The Buyer Partners have, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it under the Transaction Documents.

     III.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay consummation of the Contemplated Transactions.

     III.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the Contemplated Transactions.

                                   EXHIBIT IV

                             Article IV: Tax Matters

     IV.01. Tax Definitions. The following terms, as used in this Agreement, have the following meanings:

     "338(g) Entities" is defined in Section IV.04.

     "338(h)(10) Entities" is defined in Section IV.04.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Federal Tax" means any Tax imposed under Subtitle A of the Code.

     "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under Applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by Seller, Buyer, or any of the Tax Indemnity Entities, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the other parties agree.

     "Indirect Entity" means any entity in which, immediately after Closing, the Partnership or any of the Stock Subsidiaries own an equity interest directly or indirectly.

     "Partnership Interests" is defined in Section IV.05.

     "Pre-Closing Tax Period" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences on or before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

     "Property Taxes" is defined in Section IV.03.

     "Regulation" means the Treasury Regulations promulgated under the Code from time to time.

     "Returns" means all Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period.

     "Section 338(g) Election" is defined in Section IV.04.

     "Section 338(h)(10) Election" is defined in Section IV.04.

     "Section 338 Tax" means all Tax liabilities imposed as a result of any election made pursuant to Section IV.04 of this Agreement.

     "Tax" means (i) all taxes or other levies imposed by any Governmental Authority, domestic or foreign (a "Taxing Authority") including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by the Business, the Seller Entities or the Tax Indemnity Entities, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, or (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement under which liability is determined or taken account with reference to the liability of any other Person; or (iii) liability for the payment of any amounts of the type described in (i) as a result of any express or implied obligation to indemnify any other Person or as a result of being party to any other arrangement or agreement.

     "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

     "Tax Indemnity Entity" means the Partnership, the Stock Subsidiaries, and the Indirect Entities.

     "Tax Sharing or Indemnity Agreement" means all Tax sharing or Tax indemnity agreements or arrangements (whether or not written) created or entered into before the Closing and binding any of the Tax Indemnity Entities, including without limitation any agreements or arrangements which (i) afford any other person the benefit of any Tax Asset of any of the Tax Indemnity Entities; (ii) require any Tax Indemnity Entities to take into account any income, revenues, receipts, gain, or any Tax items of any other person in determining the Tax Indemnity Entities' Tax liability; or (iii) require any Tax Indemnity Entities to make any payment to or otherwise indemnify any other person in respect of any Tax.

     "Transfer Taxes" is defined in Section IV.03.

     IV.02. Tax Matters. Except as otherwise disclosed in Section IV.02 of the Disclosure Schedule, Seller hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date that:

     (a) The Seller Entities and their Affiliates have timely paid all material Taxes which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Transferred Asset, would otherwise adversely affect the Business or would result in Buyer Entities or any Tax Indemnity Entities becoming liable or responsible therefor.

     (b) None of the Asset Transferors (with respect to the Transferred
Assets) and the Partnership has any adjusted basis (after taking into account the application of Section 732, 734 or 743 of the Code) in any intangible assets (including, without limitation, goodwill or going concern value) that is not amortizable for income tax purposes.

     (c) Other than all jurisdictions to which no material Tax is properly payable, Section IV.02(c) of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by Seller Entities, their Affiliates and the Tax Indemnity Entities in respect of the Transferred Assets or the operation of the Business.

     (d) No election has been made to treat the Partnership as a corporation for Tax purposes. The Seller Entities and their Affiliates are now, and have been, treating the Partnership as a partnership for Tax purposes.

     (e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Seller Entities and their Affiliates that, individually or collectively, is likely to give rise to the payment by Buyer or the Tax Indemnity Entities of any amount that would not be deductible under Section 280G of the Code.

     (f) All Returns of the Tax Indemnity Entities (other than any Return required to be filed with any jurisdiction with respect to which no material Tax is required to be paid) have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws and, as of the time of filing, these Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of the Tax Indemnity Entities and any other information required to be shown therein.

     (g) All Federal Tax Returns of the Tax Indemnity Entities filed with respect to Tax years of the Tax Indemnity Entities through the Tax year ended January 31, 1989 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. All other material Returns (other than Returns for taxable years ended after December 31, 1993) have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

     (h) None of the Tax Indemnity Entities (or any member of any affiliated, consolidated, combined or unitary group of which any of the Tax Indemnity Entities is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired.

     (i) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the best knowledge of Seller, threatened against or with respect to the Seller Entities or their Affiliates or any of the Tax Indemnity Entities in respect of any Tax, except with respect to Taxes the nonpayment of which will not result in a Lien on any Transferred Asset, would not otherwise adversely affect the Business, or would not result in any Buyer Entity or any of the Tax Indemnity Entities becoming liable or responsible therefor.

     (j) There are no requests for rulings or determinations in respect of any Tax or Tax Asset relating to the Business or the Transferred Assets pending between the Seller Entities and any Taxing Authority.

     (k) None of the Transferred Assets or the property owned or used by the Tax Indemnity Entities is subject to a lease, other than a lease which is treated as a lease for federal income tax purposes.

     (l) None of the property owned by the Tax Indemnity Entities is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (m) None of the Tax Indemnity Entities has entered into any agreement or consent pursuant to Section 341(f) of the Code.

     (n) None of the Tax Indemnity Entities (i) has been a member of an affiliated, consolidated, combined or unitary group other than one of which Seller was the common parent or (ii) has entered into or has been subject to any Tax Sharing or Indemnity Agreement which imposes any obligation on any Tax Indemnity Entity after the Closing.

     IV.03. Tax Cooperation; Allocation of Taxes. (a) Seller agrees to furnish to Buyer as soon as possible after the Closing (but in no event later than 90 days after the Closing with respect to adjusted tax basis for federal income tax purposes and 120 days after the Closing with respect to adjusted tax basis for state and local income tax purposes) a schedule (and all related work papers) setting forth the adjusted tax basis for U.S. federal, state and local income tax purposes of the Partnership's property immediately before the Closing. Seller and Buyer agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Transferred Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Notwithstanding anything to the contrary in Section 5.08 of the Transaction Agreement, Seller and the Tax Indemnity Entities shall retain all books and records with respect to Taxes pertaining to the Transferred Assets or the Business for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least sixty days prior notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller, Buyer, and the Tax Indemnity Entities shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Transferred Assets or the Business. Seller and Buyer also agree to coordinate (and cause their Affiliates to coordinate) with each other in the preparation and filing with any Taxing Authority of any Tax returns, statements, reports or forms required to be filed outside the United States with respect to items related to Contracts for the supply of goods or services to third parties or project sites located outside the United States, and in the conduct of any audit or other proceeding relating to said returns, statements, reports or forms. Seller and Buyer agree that all related items required to be so reported are to be reported, as mutually agreed by Seller and Buyer, in a coordinated manner over the entire term of each such Contract.

     (b) The Seller Entities and their Affiliates shall not take any action or omit to take any action (unless required by Applicable Law) before the Closing that could adversely affect the Tax liabilities of any Buyer Entity or any Tax Indemnity Entity after the Closing, unless (i) such action or omission is in the ordinary course of the Business and (ii) such action or omission is consistent with past practices of the Business, the Seller Entities and their Affiliates.

     (c) Seller shall be liable for (i) all Taxes of the Seller Entities and their Affiliates; (ii) all Taxes arising from or relating to the Pre-Closing Tax Period (other than any Taxes attributable to actions of a Tax Indemnity Entity on the Closing Date after the Closing which are not in the ordinary course of its business), the non-payment of which would result in a Lien on any Transferred Asset, would otherwise adversely affect the Business or would result in any Buyer Entity or any Tax Indemnity Entity becoming liable or responsible for such Taxes; (iii) all liabilities of the Tax Indemnity Entities resulting from Treasury Regulation 1.1502-6(a) or otherwise for Taxes of Seller or any other corporation as a result of any Tax Indemnity Entity being a member of an affiliated, consolidated, combined or unitary group with Seller or any such other corporation during the Pre-Closing Tax Period; (iv) Section 338 Taxes; and
(v) all Taxes resulting from the acquisition by Buyer Partners of the Partnership Interests (including, without limitations, all Taxes (other than Taxes relating solely to depreciation or amortization timing differences for periods after the Closing) as a result of a deemed termination of the Partnership under Section 708 of the Code). For all real property Taxes, personal property Taxes and similar ad valorem Taxes levied with respect to the Transferred Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, "Property Taxes"), the amount of such Property Taxes relating to the Pre-Closing Tax Period shall be deemed equal to the product of
(A) the amount of such Property Taxes levied for the entire taxable period and
(B) a fraction, the numerator of which is equal to the number of days of such taxable period included in the Pre-Closing Tax Period and the denominator of which is equal to the number of days of the entire taxable period; provided, however, that if a Property Tax imposed on a property is based on the value of such property, the amount determined under clause (A) shall be based on the value of such property as of the Closing Date. Upon receipt of any bill for Property Taxes, the Tax Indemnity Entities shall present a statement to Seller setting forth the amount of such Property Taxes for which Seller and its Affiliates are responsible under this Exhibit IV.03, and this amount shall be paid by Seller no later than the latter of (A) 10 days after delivery of such statement and (B) 10 days prior to the due date of such Property Taxes. For all income Taxes (including any Taxes or component thereof imposed on or measured in whole or in part by income) imposed on any Tax Indemnity Entity, the amount of such income Taxes relating to a Pre-Closing Tax Period shall include income Taxes imposed on (or measured by) income attributable to a Pre-Closing Tax Period or to a transaction or event (e.g., an installment sale or a transaction entered into by a partnership of which a Tax Indemnity Entity is a partner) occurring in a Pre-Closing Tax Period to the extent that the economic benefit was realized in a Pre-Closing Tax Period. Notwithstanding anything to the contrary herein, the amount of any franchise Tax paid or payable with respect to a Tax Indemnity Entity to the extent based on assets, debt or capital (including the taxable capital component of the Texas franchise Tax) (the "Capital Franchise Tax Component") shall be allocated to the taxable period during which the right to do business is obtained by payment of such franchise Tax. With respect to any Capital Franchise Tax Component so allocated to the taxable period during which the Closing Date occurs: (i) the amount of such Capital Franchise Tax Component shall be prorated on a daily basis between the portion of such taxable period ending on the Closing Date (such prorated portion is a Tax attributable to the Pre-Closing Tax Period) and the remaining portion of such taxable period, (ii) if the amount of such Capital Franchise Tax Component paid to the appropriate Taxing Authority as of the Closing Date exceeds the amount so prorated to the portion of such taxable period ending on the Closing Date, an amount equal to such excess shall be paid by Buyer to Seller within 30 days after the Closing Date, and (iii) if the amount of such Capital Franchise Tax Component paid to the appropriate Taxing Authority as of the Closing Date is less than the amount attributable to the Pre-Closing Tax Period, an amount equal to such shortfall shall be paid by Seller to Buyer within 30 days after the Closing Date.

     (d) All excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, property, transfer and similar Taxes, levies, charges and fees (collectively, "Transfer Taxes") incurred in connection with the Contemplated Transactions shall be borne by Buyer up to $1,000,000 and by Seller with respect to the remaining amount. The Tax Indemnity Entities and Seller and its Affiliates shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation and will reasonably cooperate to minimize such Taxes as long as such cooperation does not increase any other party's Tax liabilities. The party that is required by Applicable Law to make the filings, reports or returns with respect to any applicable Transfer Taxes shall do so, and the other parties shall cooperate with respect to such filings, reports or returns as necessary.

     (e) Without the prior written consent of Buyer, neither the Seller and its Affiliates nor the Tax Indemnity Entities shall make or change any tax election, change an annual tax accounting period, adopt or change any method of tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take any other action (including, without limitation, any transfer of the Partnership Interest or any Transferred Asset, other than the transfers pursuant to Section 2.01 of this Agreement) or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of any Buyer Entity or any Tax Indemnity Entity after Closing.

     (f)(i) Seller shall cause to be included in the consolidated federal income Tax Returns (and all state and local income Tax Returns to the extent permitted or required by laws) of the affiliated group of corporations of which Seller is the common parent for all periods ending on or before the Closing Date, all items of income, gain, loss, deduction and credit and other Tax items of Seller and each of its Affiliates which are required or permitted to be included therein, shall cause such Returns to be timely filed with the appropriate Taxing Authorities, and shall be responsible for the timely payment of all Taxes due with respect to the periods covered by such Returns.

     (ii) With respect to any Return of any Tax Indemnity Entity (other than Returns described in Section IV.03(f)(i)) that is required to be filed after the Closing Date, Buyer shall cause such Return to be prepared and filed with the appropriate Taxing Authority. Buyer shall furnish such Returns to Seller for review at least 30 days prior to the filing of such returns. Subject to Section IV.03(c), Buyer shall cause the Tax Indemnity Entity to pay all Taxes due with respect to the period covered by such Return. Buyer and Seller shall mutually determine (by an interim closing of the books as of the Closing Date) the portion of the Tax which is attributable to the Pre-Closing Tax Period, and such determination shall be based on the methods of tax accounting used by such Tax Indemnity Entity in prior years with respect to similar Returns to the extent that such methods are consistent with the applicable law. If (i) the amount of Tax so determined to be attributable to the Pre-Closing Tax Period exceeds (ii) the amount of such Tax previously paid by Seller or such Tax Indemnity Entity to the appropriate Taxing Authority, Seller shall pay to Buyer the amount of such excess not later than five days after the filing of such Return; if the amount determined in clause (ii) exceeds the amount determined in clause (i), Buyer shall pay to Seller the amount of such excess not later than five days after the filing of such Return.

     (iii) To the extent that any Tax Indemnity Entity receives any refund of Taxes attributable to the Pre-Closing Tax Period, Buyer shall cause such Tax Indemnity Entity to pay to Seller the net amount of such refund (after taking into account all Tax consequences, if any, of the receipt of such refund).

     (iv) Without the prior written consent of Seller, Buyer shall not (and shall cause all Tax Indemnity Entities not to) (A) file an amended Return of a Tax Indemnity Entity to the extent such amendment relates to a Pre-Closing Tax Period and (B) after the Closing, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, in each case in respect of any Return relating to a Pre-Closing Tax Period and relating to the Business, if any such action would have the effect of increasing the Tax liability or reducing any Tax Asset of any Seller Entity or any Tax Indemnity Entity with respect to any Pre-Closing Tax Period.

     (g)(i) The parties seeking indemnification under this Article IV (the
"Tax Indemnified Parties") agree to give prompt notice to the parties against whom indemnity is sought (the "Tax Indemnifying Parties") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Article IV (the "Tax Claims"). The failure by any Tax Indemnified Party so to notify the Tax Indemnifying Parties shall not relieve any Tax Indemnifying Party from any liability which it may have to such Tax Indemnified Party with respect to any claim made pursuant to this Article IV, except to the extent such failure shall actually prejudice the Tax Indemnifying Party.

     (ii) Upon receipt of notice from the Tax Indemnified Parties pursuant to Section IV.03(g)(i), the Tax Indemnifying Parties will, subject to the provisions of Section IV.03(g)(iii), assume the defense and control of such Tax Claims but shall allow the Tax Indemnified Parties a reasonable opportunity to participate in the defense of such Tax Claims with their own counsel and at their own expense. The Tax Indemnifying Parties shall select counsel, contractors and consultants of recognized standing and competence after consultation with the Tax Indemnified Parties; shall take all steps necessary in the defense or settlement of such Tax Claims; and shall at all times diligently and promptly pursue the resolution of such Tax Claims. The Tax Indemnified Parties shall, and shall cause each of their Affiliates and Representatives to, cooperate fully with the Tax Indemnifying Parties in the defense of any Tax Claim defended by the Tax Indemnifying Parties.

     (iii) The Tax Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Tax Claim, without the consent of any Tax Indemnified Party; but only if the Tax Indemnifying Parties shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement;
(2) not encumber any of the assets of any Tax Indemnified Party or agree to any restriction or condition that would apply or adversely affect any Tax Indemnified Party or to the conduct of any Tax Indemnified Party's business; and
(3) obtain, as a condition of any settlement or other resolution, a complete release (if, in the case of a release sought from a Taxing Authority, such release is available) of any Tax Indemnified Party potentially affected by such Tax Claim. Notwithstanding the foregoing, any Tax Indemnifying Party shall not, without the consent of the Tax Indemnified Party (which consent shall not be unreasonably withheld), take any position or agree to any settlement in respect of any Tax if such position or settlement could have an adverse effect on the Tax liability of the Tax Indemnified Party or its Affiliates after the Closing.

     IV.04. Section 338(h)(10) and Section 338(g) Elections. Seller and
Buyer shall join in making a timely, effective and irrevocable election under
Section 338(h)(10) of the Code and under any comparable statutes in any other jurisdiction (the "Section 338(h)(10) Election") with respect to any Stock Subsidiaries and any Indirect Entities that are domestic corporations for U.S. federal income tax purposes (the "338(h)(10) Entities"), and shall file such election in accordance with applicable regulations. Buyer shall have the right to make, or to cause an election to be made, under Section 338(g) of the Code and under any comparable statutes in any other jurisdiction (the "Section 338(g) Election") with respect to any Stock Subsidiaries and any Indirect Entities that are foreign corporations for U.S. federal income tax purposes (the "338(g) Entities"). Seller agrees to cooperate in making any Section 338(g) Election. As soon as possible after the Closing, Seller and Buyer shall cooperate in preparing a statement mutually agreed upon by Seller and Buyer setting forth the allocation of the modified ADSP (as such term is defined in Treasury Regulations
Section 1.338(h)(10)-1) of the assets of the 338(h)(10) Entities and the allocation of the ADSP (as such term is defined in Treasury Regulations Section 1.338-3) of the assets of the 338(g) Entities. In the event that Seller and Buyer are unable to reach an agreement on the allocation, such allocation shall be determined by the Accounting Referee. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller. Seller and Buyer agree to act (and cause their Affiliates to act) in accordance with the allocations in the preparation, filing and audit of any Tax return.

     IV.05. Step-Up Allocation. Seller and Buyer agree to treat (and cause their Affiliates to treat) the acquisition of interests in the Partnership (the "Partnership Interests") by Buyer Partners as an acquisition of Partnership Interests for Tax purposes and to cause the Partnership to make a valid election under Section 754 of the Code in respect of such acquisition. As soon as possible after the Closing, Buyer and Seller shall cooperate in preparing a statement mutually agreed upon by Seller and Buyer setting out the allocation of Purchase Price among the Purchased Equity, the assets transferred pursuant to
Section 2.01(b) and the covenant set forth in Section 5.03 and the adjustments to the adjusted basis of the property of the Partnership under Section 743. In the event that Seller and Buyer are unable to reach an agreement on the allocation, such allocation shall be determined by the Accounting Referee. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller. Seller and Buyer agree to act (and cause their Affiliates to act) in accordance with the allocations and the adjustments in the filing of all Returns (including for purposes of determining the book basis (within the meaning of Regulation section 1.704-1(b)(2)(iv)(g)) of the Partnership's property immediately after the Closing) and in the course of any Tax audit or other Tax proceeding.

     IV.06. Purchase Price Adjustment and Interest. Any amount paid by a party to another party under Section IV.03, Section 11.02 or Section 13.11 will be treated for all Tax purposes as an adjustment (which shall be allocated pursuant to the procedures set forth in Section IV.04 and Section IV.05) to the Purchase Price or to any contribution of the Transferred Assets to the Partnership, as the case may be, unless a Final Determination causes any such amount not to constitute such an adjustment for Federal Tax purposes. In the event of such a Final Determination, the payor party shall pay an additional amount that reflects the hypothetical Tax consequences of the receipt or accrual of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes. Any payment required to be made by a party under Section IV.03,
Section 11.02 or Section 13.11 that is not made when due shall bear interest at the rate per annum determined, from time to time, under the provision of Section 6621(a)(2) of the Code for each day until paid.

     IV.07. Notwithstanding Section 7.06, the cost calculated pursuant to
Section 7.06 shall not include any Taxes except for sales or use Tax asserted by and paid to any Taxing Authority by Seller or an Affiliate of Seller. In the event such sales or use Tax is so asserted, Seller shall promptly notify Buyer and shall take all necessary action to allow Buyer to assume the defense of any relevant claim with respect thereto. Buyer shall indemnify Seller and its Affiliates for all such sales Tax (including any interest and penalties imposed thereon).

     IV.08. Certificate of Non-U.S. Status. Prior to the Closing Date, Buyer shall receive a FIRPTA certificate, substantially in the form of Exhibit IV(A) attached to this Exhibit, from any of the Seller Entities or their Affiliates that in the Contemplated Transactions sells or otherwise transfers either (i) stock of a domestic corporation; or (ii) any asset that constitutes or otherwise includes a United States real property interest as such term is defined in
Section 897 of the Code and Regulations thereunder.

     IV.09.  Further  Assurances.   Seller  and  Buyer  shall  cause  all  their
Subsidiaries to comply with any and all obligations under this Exhibit IV.

                                  EXHIBIT IV(A)

                CERTIFICATION OF NON-FOREIGN STATUS FOR ENTITIES

                     (As contemplated by Treasury Regulation
                              Section 1.1445-2(b))

     Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a buyer of a United States real property interest must withhold tax if the seller is a foreign person. To inform the buyer that withholding of tax is not required upon the disposition of a United States real property interest (if interest in any of the Tax Indemnity Entities or any of their underlying assets or any of the Transferred Assets or any other assets transferred in the Contemplated Transactions are found to constitute such a United States real property interest) by

___________________, the undersigned hereby certifies on behalf of such entity:
(name of entity)

1.___________________________ is not a foreign corporation, foreign partnership, (name of entity)

foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.___________________________ `s U.S. employer identification number is (name of entity)

  _________________  ; and
  (EIC)

3.___________________________ `s office address within the United States is (name of entity)



_____________________________________________________________________________
                                  (street)

_____________________________________________________________________________
                             (city, state, zip code)

_______________________understands that this certification must be disclosed to

(name)

the Internal Revenue Service by the buyer and that any false statement I have made here could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete and I further declare that I have authority to sign this document on behalf of __________________________________.
             (name of entity)


______________________________________________
                    Name of Entity


______________________________________________
                       Signature


______________________________________________
                         Title


Date: __________________________


                                    EXHIBIT V

                     Employment and Employee Benefit Matters

     V.01. Employment and Employee Benefit Definitions. The following terms, as used in this Agreement, shall have the following meanings:

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) of ERISA, that is maintained, administered or contributed to by any Seller Entity or any of its ERISA Affiliates.

     V.02. ERISA Representations. Seller represents and warrants to Buyer and the Partnership that:

     (a) Section V.02 of the Disclosure Schedule sets forth a list of each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, which
(i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by any Seller Entity or any of its ERISA Affiliates and (iii) covers any employee of the Business (referred to in this Agreement collectively as the "Employee Plans"). With respect to each Employee Plan, Seller has delivered to Buyer a true and complete copy of such plan document, the most recently filed Form 5500, the most recent actuarial valuation report, if any, and an accurate summary description of such plan. Seller has provided Buyer with, or has caused to be provided to Buyer, complete demographic data (including age, salary, service and related data) as of the most recent practicable date for employees of the Business.

     (b) No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Employee Plan subject to such
Section 412, whether or not waived. No "reportable event", within the meaning of
Section 4043 of ERISA, other than a "reportable event" that will not have a Material Adverse Effect, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan. None of the Seller Entities or their ERISA Affiliates has engaged in, or is a successor to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA. No condition exists that (i) could constitute grounds for termination by the PBGC of any employee benefit plan that is subject to Title IV of ERISA that is maintained by any Seller Entity or any of their ERISA Affiliates or (ii) presents a risk of complete or partial withdrawal from any Multiemployer Plan which could result in any Buyer Entity incurring a withdrawal liability within the meaning of Section 4201 of ERISA. If a "complete withdrawal" by the Seller Entities and all of their ERISA Affiliates were to occur as of the Closing Date with respect to all Multiemployer Plans, none of the Buyer Entities would incur any withdrawal liability under Title IV of ERISA. None of the Seller Entities or their ERISA Affiliates has incurred or will incur any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, a liability of any Buyer Entity.

     (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part of such Employee Plan is exempt from tax pursuant to Section 501(a) of the Code. Seller has furnished to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

     (d) Section V.02 of the Disclosure Schedule sets forth a list of each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, commissions, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance (including pensions, social security or similar programs under foreign law), compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by any Seller Entity or any of its ERISA Affiliates and (iii) covers any employee of the Business. Such contracts, plans, policies and arrangements as are described above, copies or descriptions of all of which have been made available or furnished previously to Buyer are referred to in this Agreement collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

     (e) Except as disclosed in writing to Buyer prior to the date of this Agreement, with respect to the employees of the Business, there are no employee post-retirement life, medical, health or other plans in effect, which are not required by Section 601 of ERISA.

     (f) Except as disclosed in writing to Buyer prior to the date of this Agreement, there has been no amendment to, written interpretation of or announcement (whether written or not written) by any Seller Entity relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect of such Employee Plan or Benefit Arrangement for the most recent fiscal year.

     (g) The Transferred Assets are not now nor will they after the passage of time be subject to any Lien imposed under Code Section 412(n) by reason of the failure of any Seller Entity or its ERISA Affiliates to make timely installments or other payments required by Code Section 412.

     (h) Except as expressly provided in Paragraphs V.04 and V.05 below, no Transferred Employee will become entitled to any retirement, severance or similar benefit or enhanced benefit by reason of consummation of the Contemplated Transactions.

     (i) Any Benefit Arrangement applicable to any Seller Entity or any of its Affiliates which provides or extends benefits to any non-U.S. employee of any Seller Entity or any of its Affiliates, is fully insured or funded, based on reasonable actuarial assumptions, or, to the extent that any underfunding exists, such underfunding is reflected, based on reasonable actuarial assumptions, on the Opening Net Assets Statement.

     V.03. Employees and Offers of Employment. (a) On the Closing Date, the Partnership or such other entity as is designated by Buyer (the Partnership or such other entity hereinafter referred to as the Partnership) shall offer employment to all active employees of the Business, except for those employees accused of misconduct in connection with Seller's 1987 subcontract to supply diesel generators to the Kingdom of Saudi Arabia. For purposes of this Paragraph V.03, the term "active employee" shall mean any person who, on the Closing Date, is employed in the Business by any Seller Entity or any of its Affiliates other than (i) persons who have not actively worked in the Business during the 30 day period immediately preceding the Closing Date and (ii) persons who are not reasonably anticipated to return to active work in the Business within six months of the Closing Date. Employees described in clauses (i) and (ii) above shall be referred to in this Exhibit as "inactive employees" and shall be offered employment by the Partnership as of the date they return to active work in the Business so long as such return occurs within six months of the Closing Date. The terms "active employee" and "inactive employee" shall exclude any other former employee, including any Person who is on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment, retired or died on or before the Closing Date. Any such offers shall be at such salary or wage levels as were provided to such employees immediately prior to the Closing Date. The active employees who accept and commence employment with the Partnership on the Closing Date and the inactive employees who accept and commence employment within six months of the Closing Date, are collectively referred to in this Agreement as the "Transferred Employees". Except as otherwise provided herein, the Partnership will initially provide Transferred Employees on the Closing Date with benefits substantially comparable in the aggregate to those provided to them immediately prior to the Closing Date; provided that the Partnership shall not be obligated to maintain a stock purchase plan, a stock incentive or stock option plan or an investment option consisting of a Seller Entity stock fund in its defined contribution plans. In lieu of the employer matching contribution provided by the Seller Entities under their current stock purchase plan, the Partnership will provide Transferred Employees with a match in a Partnership 401(k) plan that is 25% greater than the match they received in the Seller 401(k) Plan. With respect to each such Transferred Employee, the date of commencement of such Transferred Employee's employment with the Partnership shall be referred to as the "Employee Transfer Date"; provided that in no case shall the Employee Transfer Date precede the Closing Date. None of the Seller Entities or any of its Affiliates will take, and will ensure that each of its Subsidiaries will not take, any action which would impede, hinder, interfere or otherwise compete with the Partnership's effort to hire any Transferred Employees. The Partnership shall not assume responsibility for any Transferred Employee until such employee commences employment with the Partnership. Nothing stated in this Exhibit V shall require the Partnership to continue the employment of any Transferred Employee for any definite period of time.

     (b) Seller shall use its best efforts to retain in employment the management employees of the Business through the Closing Date.

     (c) For the calendar year in which the Closing occurs, the Partnership shall be responsible for the accrued but unpaid vacation liability of any Seller Entity or any of its Affiliates with respect to Transferred Employees. During this same calendar year, Transferred Employees shall not be entitled to any vacation under any other Partnership vacation plan or schedule. Transferred Employees shall be entitled to vacation under the vacation plan or schedule adopted by the Partnership for Transferred Employees in the calendar year following the year in which the Closing occurs, which plan shall initially provide vacation benefits at least equal to the vacation plan(s) of the Seller Entities in effect during the calendar year of the Closing. The benefit transition arrangement described in this Paragraph V.04(c) shall also apply to the treatment of holidays and salary continuation.

     (d) None of the Transferred Employees are subject to a collective bargaining agreement. No Seller Entity or any of its Affiliates is aware of any present attempt by any labor organization to represent any unit of Transferred Employees.

     (e) In the event a Transferred Employee has been approved for tuition reimbursement under a tuition reimbursement plan of a Seller Entity for a course which begins before and ends after the Employee Transfer Date and such Transferred Employee successfully completes such course, such reimbursement shall be incurred and paid by the Partnership.

     V.04. Employee Benefit Plans of Seller and Seller Entities. (a) Seller and the Seller Entities shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary of such employee or former employee) who is not a Transferred Employee. Except as expressly set forth in Paragraph V.03(c) and V.06, Seller and the Seller Entities shall retain all liabilities and obligations in respect of benefits accrued as of the Employee Transfer Date by Transferred Employees under the Employee Plans and Benefit Arrangements, and none of the Buyer Entities nor any of their Affiliates shall have any liability with respect to such benefits. Except as provided in Paragraph V.06, there will be no assets of any Employee Plan or Benefit Arrangement transferred to any Buyer Entity or to any of their Affiliates or to any plan of any Buyer Entity or any of their Affiliates. With respect to Seller's 401(k) Plan, Transferred Employees shall remain eligible for matching contributions from Seller for all employee contributions made prior to the applicable Employee Transfer Date. Accrued benefits or account balances of Transferred Employees under the Employee Plans and Benefit Arrangements which are "pension plans" within the meaning of
Section 3(2) of ERISA, other than the Stewart & Stevenson 401(k) Savings Plan, shall be fully vested as of the Employee Transfer Date.

     (b) Except as provided in Paragraph V.06, with respect to the Transferred Employees (including the beneficiaries and dependents of the Transferred Employees), the Seller Entities shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims incurred (whether or not reported), on or prior to the Employee Transfer Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to an event or occurrence prior to the Employee Transfer Date, including liability for any retroactive worker's compensation premiums attributable to such period and (iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Employee Transfer Date, including proportional accruals through the Employee Transfer Date and including, without limitation, liabilities and obligations in respect of accruals through the Employee Transfer Date under any bonus plan or other Benefit Arrangements or Employee Plans. Any dependent or other qualified beneficiary of a Transferred Employee who is receiving medical continuation coverage under ERISA prior to the Employee Transfer Date shall continue to receive such coverage under Seller's plan thereafter.

     (c) With respect to any beneficiary or dependent of a Transferred
Employee who enters a hospital under any Employee Plan or Benefit Arrangement on or prior to the Employee Transfer Date and continues in a hospital after the Employee Transfer Date, the Seller Entities and their Affiliates shall be responsible for claims and expenses incurred both before and after the Employee Transfer Date in connection with such Person, to the extent that such claims and expenses are covered by a Employee Plan or Benefit Arrangement, until such time (if any) that such Person's hospitalization has terminated.

     V.05. Defined Benefit Plans. The Seller Entities shall retain all liabilities and obligations arising under or attributable to the Stewart & Stevenson Pension Plan (the "Seller Pension Plan"). Accrued benefits of Transferred Employees shall be fully vested as of the Employee Transfer Date. The Seller Pension Plan shall cease accruals in respect of Transferred Employees as of their Employee Transfer Date. No assets or liabilities shall be transferred to or assumed by the Partnership. Effective as of the Closing Date, the Partnership shall provide coverage under a tax-qualified pension plan (the "New Pension Plan") for all Transferred Employees who participated in the Seller Pension Plan prior to their Employee Transfer Date. Such Transferred Employees' vesting service and eligibility service, as of the applicable Employee Transfer Date, shall constitute vesting service and eligibility service under the New Pension Plan for purposes of determining vesting and eligibility and for such other purposes as such service may be relevant under the terms of the New Pension Plan. Credited service under the Seller Pension Plan as of the Employee Transfer Date shall constitute credited service under the New Pension Plan for purposes of benefit accrual determinations. Service earned under the New Pension Plan after the Employee Transfer Date or employment with the Partnership, if applicable, shall constitute qualifying service or employment under the Seller Pension Plan for purposes of eligibility for early retirement, subsidized early retirement, death and other similar benefits. The accrued benefit of the Transferred Employees payable under the New Pension Plan shall be offset by the normal retirement benefit accrued under the Seller Pension Plan as of the applicable Employee Transfer Date based on credited service and salary history prior to the Employee Transfer Date. The Seller Entities shall provide Buyer with a schedule of the amounts of such accrued benefits and shall provide each Transferred Employee with the amount of his/her accrued benefit as soon as practicable after the applicable Employee Transfer Date. Buyer and Buyer's actuary shall have the right to review all supporting information, work papers and procedures used to prepare such schedule and shall have the right to perform such other procedures as they deem necessary to satisfy themselves of the accuracy thereof. Buyer agrees that to the extent that post-Closing Date information regarding service by the Transferred Employees with the Partnership is reasonably determined by Seller to be necessary for the proper administration of the Seller Pension Plan, Buyer shall provide such information to Seller.

     V.06. Defined Contribution Plans Prior to the Closing Date or as soon as practicable thereafter, the Partnership shall establish a defined contribution plan (the "New DC Plan") for the benefit of the Transferred Employees covered under the Stewart & Stevenson 401(k) Savings Plan (the "Seller DC Plan") and the Partnership and Seller shall make any and all filings and submissions to the appropriate governmental agencies required to be made in connection with the transfer of assets described below. Prior to any such transfer, each of Seller and the Partnership shall certify to the other that its respective Plan is qualified under Section 401(a) of the Code and shall indemnify the other with respect to any and all liabilities which arise from the failure of its Plan to be so qualified. As soon as practicable after the applicable Employee Transfer Date, Seller shall cause the trustee of the Seller DC Plan to transfer assets equal to the full account balances, including outstanding loan balances, of the Transferred Employees (which account balances will have been credited with earnings or losses attributable through the date of transfer) to the appropriate trustee as designated by the Partnership under the trust agreement forming a part of the New DC Plan. Assets shall be transferred in cash except for plan loans which shall be transferred in kind. With respect to notes evidencing plan loans, the Seller DC Plan will assign such notes to the New DC Plan.

     In consideration for the transfer of assets described herein, the Partnership shall, effective as of the date of transfer described herein, cause the New DC Plan to assume all of the obligations of the Seller DC Plan in respect of the account balances accumulated by the Transferred Employees under the Seller DC Plan, and all qualifying service taken into account under the Seller DC Plan for eligibility and vesting purposes prior to the Employee Transfer Date shall be taken into account for such purposes under the New DC Plan.

     Seller and Buyer agree to use their best efforts to effect the asset transfers contemplated by this Paragraph as promptly as possible in order to minimize any adverse impact such transfers may have on the administration of the DC Plans or on the Transferred Employees during the transition period.

     V.07. Partnership Benefit Plans. Unless otherwise provided in Paragraph V.05, the Partnership will be required to recognize all service of the Transferred Employees with any Seller Entity or any of its Affiliates only for vesting purposes (in the case of the New Pension Plan or New DC Plan) and for purposes of eligibility to participate in those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by the Partnership immediately after the Employee Transfer Date. In the case of the Partnership's medical plan, the Partnership shall credit the dollar amount of all expenses incurred by the Transferred Employees and their respective eligible dependents during the plan year in which the applicable Employee Transfer Date occurs for the purposes of satisfying such plan year's deductible and out-of-pocket limitations. The Partnership shall become the sponsor of Seller's "flexible spending accounts" with respect to employees who become Transferred Employees as of the Closing Date and shall effect all payroll deductions with respect to such Transferred Employees in accordance with such Transferred Employees' elections under Seller's flexible spending arrangement as in effect on the Employee Transfer Date (or in accordance with any valid amendment to such elections after the Employee Transfer Date).

     V.08. Seller Stock Options. Seller shall take all actions necessary to amend its stock incentive plans to provide that stock incentive awards granted to the Transferred Employees shall be vested as of the applicable Employee Transfer Date and remain exercisable through the earlier of the first anniversary of the Closing Date and their applicable expiration date (disregarding any expiration resulting from a termination of employment with Seller).

     V.09. Severance Plan. For a period of not less than one year following the Closing Date, the Partnership shall maintain a severance plan covering the Transferred Employees providing not less than the following severance benefits (up to a maximum amount of $3,000,000 in the aggregate) to Transferred Employees who are involuntarily terminated other than for Cause during such one year period:


     Full Years of Service                              Number of Weeks of
     at Date of Termination                                  Base Pay

 Less than 5 years                                           2 weeks
 5 years or more but less than 10 years                      3 weeks
 10 years or more but less than 15 years                     4 weeks
 15 years or more but less than 20 years                     6 weeks
 20 years or more but less than 25 years                     8 weeks
 25 years or more but less than 30 years                    10 weeks
 30 years or more                                           12 weeks

     For purposes of this Paragraph, service with any Seller Entity or any of its Affiliates shall be counted as service with the Partnership.

     V.10. Cooperation. Seller and Buyer agree to furnish each other promptly with such information concerning the Transferred Employees and employee benefit plans, arrangements or policies as is necessary and appropriate to effect the transactions contemplated by this Exhibit V.

     V.11. No Third Party Beneficiaries. No provision of this Exhibit V shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent of such employee or former employee) of any Seller Entity or its Affiliates in respect of continued employment (or resumed employment) with the Partnership and no provision of this
Exhibit V shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by the Partnership. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Partnership.